EXHIBIT 10.37




                           LOAN AND SECURITY AGREEMENT

                           GMAC COMMERCIAL FINANCE LLC
                            (AS LENDER AND AS AGENT)

                                       AND

                          THE LENDERS SIGNATORY HERETO
                                FROM TIME TO TIME
                                  (AS LENDERS),

                                      WITH

                              TARRANT APPAREL GROUP
                      (AS BORROWER AND AS BORROWING AGENT)

                                       AND

                      THE OTHER BORROWERS SIGNATORY HERETO
                                 (AS BORROWERS)

                                  JUNE 16, 2006





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THE TERMS AND CONDITIONS OF THIS LOAN AND SECURITY  AGREEMENT ARE SUBJECT TO THE
TERMS AND CONDITIONS OF AN INTERCREDITOR AGREEMENT (AS DEFINED HEREIN) IN ALL RESPECTS, INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO LIEN PRIORITIES AND THE APPLICATION OF PROCEEDS. IF ANY TERM OR PROVISION OF THIS LOAN AND SECURITY AGREEMENT CONFLICTS WITH ANY TERM OR PROVISION OF THE INTERCREDITOR AGREEMENT, THE TERM OR PROVISION OF THE INTERCREDITOR AGREEMENT SHALL CONTROL.
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


                           LOAN AND SECURITY AGREEMENT


                  THIS LOAN AND SECURITY AGREEMENT (this "Agreement"), is entered into as of June 16, 2006, by and among TARRANT APPAREL GROUP, a corporation organized under the laws of the State of California ("Holding"), FASHION RESOURCE (TCL), INC., a corporation organized under the laws of the State of California ("Fashion"), TAG MEX, INC., a corporation organized under the laws of the State of California ("Tag Inc."), UNITED APPAREL VENTURES, LLC, a limited liability company formed under the laws of the State of California ("United"), PRIVATE BRANDS, INC., a corporation organized under the laws of the State of California ("Private"), NO! JEANS, INC., a corporation organized under the laws of the State of California ("No! Jeans"; and together with Holding, Fashion, Tag Inc., United and Private, each individually a "Borrower" and collectively, the "Borrowers"), the financial institutions which are now or which hereafter become a party hereto (each a "Lender" and collectively, the "Lenders") and GMAC COMMERCIAL FINANCE LLC, a limited liability company organized under the laws of the State of Delaware ("GMAC CF"), as agent for the Lenders (GMAC CF, in such capacity, "Agent").

         IN CONSIDERATION of the mutual covenants and undertakings herein contained, the Borrowers, the Lenders and Agent hereby agree as follows:

I.       DEFINITIONS

         1.1 ACCOUNTING TERMS. As used in this Agreement, the Notes, any Other Document, or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 1.2 or elsewhere in this Agreement and accounting terms partly defined in Section 1.2 to the extent not defined, shall have the respective meanings given to them under GAAP; PROVIDED, HOWEVER, whenever such accounting terms are used for the purposes of determining compliance with financial covenants in this Agreement, such accounting terms shall be defined in accordance with GAAP as applied in preparation of the audited financial statements of the Borrowers for the fiscal year ended December 31, 2005.

         1.2 GENERAL TERMS. For purposes of this Agreement the following terms shall have the following meanings:

         "Accountants" shall have the meaning set forth in Section 9.7.

         "Accounts" shall mean and include as to each Borrower, all of such Borrower's "accounts" as defined in the UCC, whether now owned or hereafter acquired, including, without limitation, all present and future rights of such Borrower to payment of a monetary obligation, whether or not earned by performance, which is not evidenced by chattel paper or an instrument, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a secondary obligation incurred or to be incurred, or (d) arising out of the use of a credit or charge card or information contained on or for use with the card.

         "Accounts Advance Rate" shall have the meaning set forth in Section 2.1(a)(y)(i).


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


         "Acquisition Debt" shall mean, with respect to any Person, any Indebtedness of such Person resulting from or in connection with the acquisition by such Person of any assets or capital stock of any other Person. Any Indebtedness resulting from the acquisition by such Person of any assets or capital stock which is subject to any Lien shall be deemed, for the purposes hereof, to be the equivalent of the creation, assumption and incurring of the Indebtedness secured thereby, whether or not actually so created, assumed or incurred.

         "Advances" shall mean and include the Revolving Advances and Letters of Credit.

         "Advance   Rates"   shall  have  the   meaning  set  forth  in  Section
2.1(a)(y)(ii).

         "Affiliate" of any Person shall mean (a) any Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote 51% or more of the securities having ordinary voting power for the election of directors of such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         "Agent" shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

         "Agreement" shall mean this Loan and Security Agreement, as amended, restated, modified and supplemented from time to time.

         "Assignment of Factoring Proceeds" shall mean that certain Assignment of Factoring Proceeds, of even date herewith, among Agent, Factor and the Borrowers, as the same may be amended, restated, renewed, extended, supplemented, substituted or otherwise modified from time to time.

         "Authority" shall have the meaning set forth in Section 4.19(d).

         "Availability Block" shall mean $2,750,000.

         "Azteca"   shall  mean  Azteca   Production   International,   Inc.,  a
corporation organized under the laws of the State of California, and its successors and assigns.

         "Blocked Accounts" shall have the meaning set forth in Section 4.15(h).

         "Borrower" or "Borrowers" shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Persons.

         "Borrowers' Account" shall have the meaning set forth in Section 2.9.

         "Borrowers on a Consolidated Basis" shall mean the consolidation in accordance with GAAP of the accounts or other items of the Borrowers and their respective Subsidiaries.


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


         "Borrowing Agent" shall mean Holding.

         "Borrowing Rate" shall mean an interest rate per annum equal to the Prime Rate PLUS one-half of one percent (0.5%) per annum.

         "Business Day" shall mean any day other than a day on which commercial banks in New York are authorized or required by law to close.

         "Capital Expenditures" means, without duplication, all expenditures (including deposits) for, or contracts for expenditures with respect to, any fixed assets or improvements, or for replacements, substitutions or additions thereto, which have a useful life of more than one year.

         "Capitalized Lease Liabilities" means (without duplication) all monetary obligations of the Borrowers under any leasing or similar arrangement that, in accordance with GAAP, are or would be classified as capitalized leases.

          "Cash Equivalents" shall mean: (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within six (6) months from the date of acquisition thereof; (b) commercial paper maturing no more than six (6) months from the date issued and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Corporation or at least P-1 from Moody's Investors Service, Inc.; and (c) certificates of deposit or bankers' acceptances maturing within six (6) months from the date of issuance thereof issued by, or overnight reverse repurchase agreements from, any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $500,000,000 and whose debt obligations, or those of a holding company of which it is a Subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency and not subject to setoff rights in favor of such bank.

         "Cash Interest Expense" means, for any period, interest expenses deducted in the determination of net income (excluding (a) the amortization of fees and costs with respect to the transactions contemplated by this Agreement which have been capitalized as transaction costs, and (b) interest paid in kind).

         "CERCLA"   shall  mean  the   Comprehensive   Environmental   Response,
Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss.ss.9601 et seq.

         "Change of Control" shall mean (a) the occurrence of any event (whether in one or more transactions) which results in a transfer of control of any Borrower, other than Holding, to a Person who is not an Original Owner; (b) 50% or more of the common stock of any Borrower, other than Holding, is no longer owned or controlled by (including, for the purposes of the calculation of percentage ownership, any shares of common stock into which any capital stock of any Borrower, other than Holding, held by any of the Original Owners is convertible or for which any such shares of the capital stock of any Borrower, other than Holding, or of any other Person may be exchanged and any shares of common stock issuable to such Original Owners upon exercise of any warrants, options or similar rights which may at the time of calculation be held by such Original Owners) a Person who is either an Original Owner or an Affiliate of an



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


Original Owner; or (c) any merger or consolidation of or with any Borrower, other than Holding, or sale of all or substantially all of the property or assets of any Borrower, other than Holding; PROVIDED, that the sale by Holding of any shares of the capital stock of any Borrower shall be deemed a sale of substantially all of Holding' assets. For purposes of clause (a) of this definition, "control of Borrower" shall mean the power, direct or indirect (x) to vote 50% or more of the securities having ordinary voting power for the election of directors of any Borrower or (y) to direct or cause the direction of the management and policies of any Borrower by contract or otherwise.

         "Charges" shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including, without limitation, the PBGC or any environmental agency or superfund), upon the Collateral, any Borrower or any of its Affiliates.

         "Closing Date" shall mean June 16, 2006 or such other date as may be agreed to by the parties hereto.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.

         "Collateral" shall mean and include:

                  (a)      Accounts and other Receivables;

                  (b)      certificated securities;

                  (c)      chattel paper, including electronic chattel paper;

                  (d) Computer Hardware and Software and all rights with respect thereto, including any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing;

                  (e)      Contract Rights;

                  (f)      commercial tort claims;

                  (g)      deposit accounts;

                  (h)      documents;

                  (i)      financial assets;


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


                  (j) General Intangibles, including payment intangibles and software;

                  (k)      goods  (including all Equipment and  Inventory),  and
         all   embedded   software,    accessions,    additions,    attachments,
         improvements, substitutions and replacements thereto and therefor;

                  (l)      instruments;

                  (m)      Intellectual Property;

                  (n)      Investment Property;

                  (o)      Real Property;

                  (p)      Leasehold Interests;

                  (q) cash, cash equivalents or other money (in every jurisdiction whatsoever);

                  (r)      letter-of-credit rights;

                  (s)      security entitlements;

                  (t)      supporting obligations;

                  (u)      uncertificated securities; and

                  (v)      to the extent not included in the  foregoing,  all of

each Borrower's right, title and interest in and to (i) its respective goods and other property, including, but not limited to, all merchandise returned or rejected by Customers, relating to or securing any of the Receivables; (ii) all of each Borrower's rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including stoppage in transit, setoff, compensation, detinue, replevin, reclamation and repurchase; (iii) all supporting obligations and all additional amounts due to any Borrower from any Customer relating to the Receivables; (iv) other property, including warranty claims, relating to any goods securing this Agreement; (v) all of each Borrower's contract rights, rights of payment which have been earned under a contract right, letter of credit rights (whether or not the letter of credit is evidenced by a writing), instruments (including promissory notes), documents, chattel paper (whether tangible or electronic), warehouse receipts, deposit accounts, money and securities; (vi) if and when obtained by any Borrower, all real, immovable, movable and personal property of third parties in which such Borrower has been granted a lien or, security interest or a hypothec as security for the payment or enforcement of Receivables; and (vii) any other goods, movable or personal property or real or immovable property now owned or hereafter acquired in which any Borrower has expressly granted a security interest or may in the future grant a security or a hypothec interest to Agent hereunder, or in any amendment or supplement hereto or thereto, or under any other agreement between Agent and any Borrower, or any other personal property of any kind or description;

together with all books, records, writings, data bases, information and other property relating to, used or useful in connection with, or evidencing, embodying, incorporating or referring to any of


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


the foregoing, and all proceeds, products, offspring, rents, issues, profits and returns of and from any of the foregoing. Notwithstanding anything to the contrary set forth herein, "Collateral" shall not include (i) any of the capital stock or membership interests, as applicable, of any Borrower or any Subsidiary of any Borrower, (ii) any of the capital stock or membership interests, as applicable, of American Rag Cie, LLC and American Rag Compagnie and (iii) the interests of Private in that certain License Agreement, dated April 1, 2003, between American Rag Cie, LLC and Private.

         "Commitment Percentage" of any Lender shall mean the percentage set forth below such Lender's name on the signature page hereof as same may be adjusted upon any assignment by a Lender pursuant to Section 17.3(b).

         "Commitment  Transfer  Supplement" shall mean a document in the form of
Exhibit 17.3, properly completed and otherwise in form and substance satisfactory to Agent by which the Purchasing Lender purchases and assumes a portion of the obligation of the Lenders to make Advances under this Agreement.

         "Commitments" shall mean, as to any Lender, its obligation to make Advances (including participating in Letters of Credit) in an aggregate amount not to exceed at any one time outstanding the amount set forth below such Lender's name on the signature page hereof under the heading "Commitment", as same may be adjusted in accordance with this Agreement.

         "Computer Hardware and Software" means all of each Borrower's rights (including rights as licensee and lessee) with respect to (a) computer and other electronic data processing hardware, including all integrated computer systems, central processing units, memory units, display terminals, printers, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories, peripheral devices and other related computer hardware; (b) all software and all software programs designed for use on the computers and electronic data processing hardware described in clause (a) above, including all operating system software, utilities and application programs in whatsoever form (source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever); (c) any firmware associated with any of the foregoing; and
(c) any documentation for hardware,  software and firmware  described in clauses
(a), (b) and (c) above, including flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes.

         "Consents" shall mean all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties, domestic or foreign, necessary to carry on any Borrower's business, including, without limitation, any Consents required under all applicable federal, state or other applicable law.

         "Consolidated Capital Expenditures" means, for any period, without duplication, the sum of (a) the gross dollar amount of additions during such period to property, plant, equipment and other fixed assets of the Borrowers, including those additions made in the ordinary course of business, plus (b) (to the extent not otherwise included in clause (a) of this definition) the aggregate amount of Capitalized Lease Liabilities incurred during such period by the Borrowers.


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


         "Contract Right" means any right of each Borrower to payment under a contract for the sale or lease of goods or the rendering of services, which right is at the time not yet earned by performance.

         "Controlled Group" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Borrower, are treated as a single employer under Section 414 of the Code.

         "Credit Risk" shall have the meaning set forth in the Factoring Agreement.

         "Customer" shall mean and include the account debtor with respect to any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with any Borrower, pursuant to which such Borrower is to deliver any personal property or perform any services.

         "Customs" shall have the meaning set forth in Section 2.12(c).

         "DBS" shall mean DBS Bank (HK) Ltd., and its successors and assigns.

         "DBS Loan Agreement" shall mean that certain Debenture dated June __, 2006 by and among Tarrant Company Limited, Marble Limited, Trade Link Holdings Limited and DBS, as the same may be amended, restated, renewed, extended, supplemented, substituted or otherwise modified from time to time.

         "Default" shall mean an event which, with the giving of notice or passage of time or both, would constitute an Event of Default.

         "Default Rate" shall have the meaning set forth in Section 3.1.

         "Defaulting  Lender"  shall  have the  meaning  set  forth  in  Section
2.17(a).

         "Depository Accounts" shall have the meaning set forth in Section 4.15(h).

         "Documentary Letters of Credit" shall mean all Letters of Credit issued in connection with this Agreement to pay the purchase price for Inventory purchased by a Borrower.

         "Documents" shall have the meaning set forth in Section 8.1(c).

         "Dollar" and the sign "$" shall mean lawful money of the United States of America.

         "Early Termination Date" shall have the meaning set forth in Section 13.1.

         "Early  Termination  Fee" shall have the  meaning  set forth in Section
13.1.

         "EBITDA" means, for any period, an amount equal to Net Income of the Borrowers, on a consolidated basis in accordance with GAAP PLUS (to the extent deducted in determining Net Income) Interest Expense, provisions for income taxes, depreciation and amortization of intangible assets, PLUS (but without duplication and only to the extent deducted in determining such Net Income), non-cash charges, and fees and expenses relating to acquisitions and writedown of assets, MINUS (to the extent included in determining Net Income) non-cash gains, in each case determined for the Borrowers on a consolidated basis in accordance with GAAP.


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


         "Eligible Accounts" shall mean and include with respect to any Borrower, each Account of such Borrower arising in the ordinary course of such Borrower's business and which Factor has assumed and retained the Credit Risk under the Factoring Agreement or which Agent, in its sole credit judgment, shall deem to be an Eligible Account, based on such considerations as Agent may from time to time deem appropriate. An Account shall not be deemed eligible unless such Account is subject to Agent's first priority perfected security interest and no other Lien (other than Permitted Encumbrances), and is evidenced by an invoice or other documentary evidence satisfactory to Agent. In addition, no Account which Factor has not assumed and retained the Credit Risk shall be an Eligible Account if:

         (a) it arises out of a sale made by any Borrower to an Affiliate of any Borrower or to a Person controlled by an Affiliate of any Borrower;


         (b) it is due or unpaid more than ninety (90) days after the original invoice date;

         (c) thirty percent (30%) or more of the Accounts from such Customer are not deemed Eligible Accounts hereunder. Such percentage may, in Agent's sole discretion, be increased or decreased from time to time;

         (d) any covenant, representation or warranty contained in this Agreement with respect to such Account has been breached;

         (e) the Customer shall (i) apply for, suffer, or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or call a meeting of its creditors, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;

         (f) the chief executive office or other principal office of the Customer with respect to such Account is not located in the United States of America or, at Agent's option, if the chief executive office and principal place of business of the account debtor with respect to such Accounts is located other than in the United States of America, then if either: (i) the account debtor has delivered to such Borrower an irrevocable letter of credit issued or confirmed by a bank satisfactory to Agent and payable only in the United States of America and in US Dollars sufficient to cover such Account, in form and substance satisfactory to Agent and if required by

Agent, the original of such letter of credit has been delivered to Agent or Agent's agent and such Borrower has complied with Agent's requirements with respect to the assignment of the proceeds of such letter of credit to Agent or naming Agent as transferee beneficiary, as Agent may specify, or (ii) such Account is subject to credit insurance payable to Agent issued by an insurer and on terms and in an amount acceptable to Agent;

         (g) the sale to the Customer is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

         (h) Agent believes, in its sole judgment, that collection of such Account is insecure or that such Account may not be paid by reason of the Customer's financial inability to pay;

         (i) the Customer is the United States of America, any state or any department, agency or instrumentality of any of them, unless the applicable Borrower assigns its right to payment of such Account to Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 3727 et seq. and 41 U.S.C. Sub-Section 15 et seq.) or has otherwise complied with other applicable statutes or ordinances;

         (j) the goods giving rise to such Account have not been shipped and delivered to and accepted by the Customer or the services giving rise to such Account have not been performed by the applicable Borrower and accepted by the Customer or the Account otherwise does not represent a final sale;

         (k) the Account of the Customer exceed a credit limit determined by Agent, in its sole discretion, to the extent such Account exceeds such limit;

         (l) the Account is subject to any offset, deduction, defense, dispute, or counterclaim, the Customer is also a creditor or supplier of a Borrower or the Account is contingent in any respect or for any reason;

         (m) the applicable Borrower has made any agreement with any Customer for any deduction therefrom, except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

         (n) shipment of the merchandise or the rendition of services has not been completed;

         (o) any return, rejection or repossession of the merchandise has occurred;

         (p)      such Account is not payable to a Borrower;

         (q) Accounts with respect to which the Customer is located in New Jersey, Minnesota, or any other state denying creditors access to its courts in the absence of a Notice of Business Activities Report or other similar filing, unless the applicable Borrower is incorporated under the laws of such state or has either qualified as a foreign corporation authorized to transact business in such state or has filed a Notice of Business Activities Report or similar filing with the applicable state agency for the then current year; or

         (r) such Account is not otherwise satisfactory to Agent as determined in good faith by Agent in the exercise of its discretion in a reasonable manner.

         "Eligible Inventory" shall mean and include all finished goods Inventory owned by and in the possession of any Borrower and located in the United States of America, with respect to each Borrower valued at the lower of cost or market value, determined on a first-in-first-out basis, which is not, in Agent's opinion, obsolete, slow moving or unmerchantable and which Agent, in its sole discretion, shall not deem ineligible Inventory, based on such considerations as Agent may from time to time deem appropriate, including, without limitation, whether the Inventory is subject to a perfected, first priority security interest in favor of Agent and no other Lien (other than Permitted Encumbrances) and whether the Inventory conforms to all standards imposed by any governmental agency, division or department thereof which has regulatory authority over such goods or the use or sale thereof; PROVIDED, HOWEVER, that in no event shall Eligible Inventory include Retained Goods unless Factor has "charged-back" the Account arising out of the sale of such goods in accordance with the terms of the Factoring Agreement.

         "Environmental Complaint" shall have the meaning set forth in Section 4.19(d).

         "Environmental Laws" shall mean all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.

         "Equipment" shall mean and include as to each Borrower all of such Borrower's goods (other than Inventory) whether now owned or hereafter acquired and wherever located, including, without limitation, all equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, accessories and all replacements and substitutions therefor or accessions thereto.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder.

         "Event of Default" shall mean the occurrence of any of the events set forth in Article X.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Factor" shall mean GMAC Commercial Finance LLC, a limited liability company organized under the laws of the State of Delaware, and its successors and assigns.

         "Factoring Agreement" shall mean that certain Amended and Restated Factoring Agreement, of even date herewith, between Factor and the Borrowers, as clients, as the same may be amended, restated, renewed, extended, supplemented, substituted or otherwise modified from time to time.

         "Federal Funds Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day, the average of quotations for such day on such transactions received by Agent from three federal funds brokers of recognized standing selected by Agent.

         "Fee Letter" shall have the meaning set forth in Section 3.3.

         "Fiscal Quarter" means any quarter of a Fiscal Year ending March 31, June 30, September 30 or December 31.

         "Fiscal Year" means each twelve month accounting period of the Borrowers ending on December 31.

         "Fixed Charge Coverage Ratio" shall mean and include, with respect to any fiscal period, the ratio of (a) Operating Cash Flow during such period to
(b) Fixed Charges during such period.

         "Fixed Charges" means, for any period, the sum of (a) Cash Interest Expense of the Borrowers and their Subsidiaries, PLUS (b) scheduled payments of principal with respect to all Indebtedness of the Borrowers and their Subsidiaries, PLUS (c) any provision for (to the extent it is greater than zero) income or franchise taxes included in the determination of net income, excluding any provision for deferred taxes, PLUS (d) payment of deferred taxes accrued in any prior period, LESS (e) interest income during such period.

         "Formula Amount" shall have the meaning set forth in Section 2.1(a).

         "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

         "General Intangibles" shall mean and include as to each Borrower all of such Borrower's general intangibles, whether now owned or hereafter acquired, including, without limitation, all payment intangibles, choses in action, commercial tort claims, causes of action, corporate or other business records, inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, service marks, trade secrets, goodwill, copyrights, design rights, registrations, licenses, franchises, customer lists, tax refunds, tax refund claims, computer programs and computer software (other than off-the-shelf and shrink wrap software generally available to the public), all claims under guaranties, security interests or other security held by or granted to such Borrower to secure payment of any of the Receivables by a Customer, all rights of indemnification and all other intangible property of every kind and nature (other than Receivables).

         "GMAC CF" shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

         "Governmental Body" shall mean any nation or government, any state or other political subdivision thereof or any entity exercising the legislative, judicial, regulatory or administrative functions of or pertaining to a government.

         "Guggenheim" shall mean Guggenheim Corporate Funding, LLC, a Delaware limited liability company.

         "Guggenheim Loan Agreement" shall mean the Credit Agreement, of even date herewith, by and among the Borrowers and Guggenheim, as the same may be amended, restated, renewed, extended, supplemented, substituted or otherwise modified from time to time.

         "Hazardous Discharge" shall have the meaning set forth in Section 4.19(d).

         "Hazardous Substance" shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous Wastes, hazardous or Toxic Substances or related materials as defined in CERCLA, the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), RCRA, Articles 15 and 27 of the New York State Environmental Conservation Law or any other applicable Environmental Law and in the regulations adopted pursuant thereto.

         "Hazardous Wastes" shall mean all waste materials subject to regulation under CERCLA, RCRA or applicable state law, and any other applicable federal and state laws now in force or hereafter enacted relating to hazardous waste disposal.

         "Holding" shall mean Tarrant Apparel Group, a California corporation, and its successors and assigns.

         "Inactive  Subsidiaries"  shall have the  meaning  set forth in Section
5.23.

         "Indebtedness" of a Person at a particular date shall mean all obligations of such Person which in accordance with GAAP would be classified upon a balance sheet as liabilities (except capital stock and surplus earned or otherwise) and in any event, without limitation by reason of enumeration, shall include (a) all indebtedness, debt and similar monetary obligations of such Person whether direct or guaranteed; (b) all indebtedness for borrowed money;
(c) that portion of obligations with respect to capital leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (d) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (e) any obligation owed for all or any part of the deferred purchase price of property or services if the purchase price is due more than six (6) months from the date the obligation is incurred or is evidenced by a note or similar written instrument; and (f) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person.

         "Intellectual Property" shall mean all past, present and future: trade secrets and other proprietary information; trademarks, service marks, business names, Internet domain names, designs, logos, trade dress, slogans, indicia and other source and/or business identifiers, and the goodwill of the business relating thereto and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights (including copyrights for computer programs and software, except for off-the-shelf software generally available to the public) and copyright registrations or applications for registrations which have heretofore been or may hereafter be issued throughout the world and all tangible property embodying the copyrights; unpatented inventions (whether or not patentable);
patent applications and patents; industrial designs, industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, source codes, object codes and other physical manifestations, embodiments or incorporations of any of the foregoing; the right to sue for all past, present and future infringements of any of the foregoing; and all common law and other rights throughout the world in and to all of the foregoing.

         "Intercreditor Agreement" shall mean that certain Intercreditor Agreement, of even date herewith, by and among Agent, the Lenders, Factor and Guggenheim, as the same may be amended, restated, renewed, extended, supplemented, substituted or otherwise modified from time to time.

         "Interest Coverage Ratio" means, for any period, the ratio of (a) EBITDA for the immediately preceding period of four consecutive fiscal quarters to (b) Interest Expense for such period multiplied by four.

         "Interest Expense" means, for any period, the interest expense accrued during such period in respect of Indebtedness of the Borrowers, measured on a consolidated basis in accordance with GAAP.

         "Inventory" shall mean and include as to each Borrower all of such Borrower's now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in such Borrower's business or used in selling or furnishing such goods, merchandise and other personal property, all other inventory of such Borrower, and all documents of title or other documents representing them.

         "Inventory Advance Rate" shall have the meaning set forth in Section 2.1(a)(y)(ii).

         "Inventory Designation Certificate" shall mean a certificate duly executed by an officer of Borrowing Agent appropriately completed and in substantially the form of Exhibit A.

         "Investment Property" means any "investment property" as such term is defined in Section 9-115 of the UCC in those jurisdictions in which such definition has been adopted now owned or hereafter acquired by any Borrower, wherever located, including (a) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (b) all securities entitlements of any Borrower, including the rights of any Borrower to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (c) all securities accounts of any Borrower; (d) all commodity contracts of any Borrower; and (e) all commodity accounts held by any Borrower.

         "Issuer" shall mean any Person who issues a Letter of Credit and/or accepts a draft pursuant to the terms thereof (it being agreed that so long as GMAC CF shall be Agent or a Lender, then the Issuer shall be General Motors Acceptance Corporation ("GMAC"); PROVIDED, HOWEVER, that in the event that GMAC is neither Agent nor a Lender, the "Issuer" with respect to all subsequently issued Letters of Credit shall be a Lender selected by the Borrowers).

         "Leasehold Interests" shall mean all of each Borrower's right, title and leasehold interest in and to the premises located at (a) 3151 E. Washington Blvd., Los Angeles, CA 90023, (b) 813 Southwest Raintree Lane, Suite 3 & 5, Bentonville, AR 72712, and (c) 1410 Broadway, Suite 602, New York, NY 10018.

         "Lender" and "Lenders" shall have the meaning ascribed to such term in the preamble to this Agreement and shall include each Person which becomes a transferee, successor or assign of any Lender.

         "Lender Default" shall have the meaning set forth in Section 2.17(a).

         "Letter  of Credit  Application"  shall have the  meaning  set forth in
Section 2.11(a).

         "Letter of Credit Fees" shall have the meaning set forth in Section 3.2(a).

         "Letters of Credit" shall have the meaning set forth in Section 2.10.

         "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), Charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the UCC or comparable law of any jurisdiction.

         "Material Adverse Effect" shall mean a material adverse effect on (a) in Agent's good faith judgment, the financial condition, operations, assets or business of the Borrowers (taken as a whole), (b) the Borrowers' ability, on a consolidated basis, to pay the Obligations in accordance with the terms thereof,
(c) the value of the Collateral, or Agent's Liens on the Collateral or the priority of any such Lien or (d) the practical realization of the benefits of Agent's and each Lender's rights and remedies under this Agreement and the Other Documents.

         "Maximum Loan Amount" shall mean $55,000,000.

         "Monthly Advances" shall have the meaning set forth in Section 3.1.

         "Mortgage" shall mean the mortgage or deed of trust on the Real Property securing the Obligations together with all extensions, renewals, amendments, supplements, modifications, substitutions and replacements thereto and thereof.

         "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Sections 3(37) and 4001(a)(3) of ERISA.

         "Net Income" means, as to any Person for any period, the net income (or loss) of such Person for such period, determined in accordance with GAAP, but excluding extraordinary gains or losses for such period.

         "Net Orderly Liquidation Value" shall mean, as at any date of determination hereof, the net orderly liquidation value of Eligible Inventory, as determined pursuant to a semi-annual (or more frequent, as determined by Agent in its sole discretion) appraisal of such Inventory in form, content and conducted by an appraiser acceptable to Agent in its sole discretion.

         "Non-Defaulting Lenders" shall have the meaning set forth in Section 2.17(b).

         "Note" or "Notes" shall mean the Revolving Credit Notes.

         "Obligations" shall mean and include any and all of each Borrower's Indebtedness and/or liabilities to Agent, the Lenders, any Issuer or any corporation that directly or indirectly controls or is controlled by or is under common control with Agent, any Lender or any Issuer of every kind, nature and description, direct or indirect, secured or unsecured, joint, several, joint and several, absolute or contingent, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, arising under or evidenced by this Agreement or any Other Document (including all interest accruing after the commencement of any bankruptcy or similar proceeding whether or not enforceable in such proceeding) and all obligations of any Borrower to Agent, the Lenders or any Issuer to perform acts or refrain from taking any action.

         "Operating Cash Flow" shall mean for any Person for any period, (a) EBITDA for such period, MINUS (b) investments permitted under Section 7.4 plus Capital Expenditures net of amounts financed by a third party for such period.

         "Original  Owners" shall mean,  (a) with respect to Tag Inc.,  Holding,
(b) with respect to Fashion,  Holding,  (c) with respect to No! Jeans,  Holding,
(d) with respect to Private, Tag Inc., and (e) with respect to United, Tag Inc. and Azteca.

         "Original Term" shall have the meaning set forth in Section 13.1.

         "Other Documents" shall mean the Notes, the Intercreditor Agreement and any and all other agreements, instruments and documents, including, without limitation, guaranties, pledges, powers of attorney, consents, and all other writings heretofore, now or hereafter executed by any Borrower and/or delivered to Agent or any Lender in respect of the transactions contemplated by this Agreement.

         "Parent" of any Person shall mean a corporation or other entity owning, directly or indirectly, at least 50% of the shares of stock or other ownership interests having ordinary voting power to elect a majority of the directors of the Person, or other Persons performing similar functions for any such Person. The term "Parent" shall mean, with respect to each Borrower other than United, Holding.

         "Participant" shall mean each Person who shall be granted the right by any Lender to participate in any of the Advances and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

         "Payment Office" shall mean initially 1290 Avenue of the Americas, New York, New York 10104; thereafter, such other office of Agent, if any, which it may designate by notice to Borrowing Agent and to each Lender to be the Payment Office.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation.

         "Permitted Encumbrances" shall mean (a) Liens in favor of Agent for the benefit of Agent, the Lenders and/or any Issuer, which, in each case, secure the Obligations; (b) Liens for taxes, assessments or other governmental charges not delinquent or being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by the Borrowers; PROVIDED, that the Lien shall have no effect on the priority of the Liens in favor of Agent or the value of the assets in which Agent has such a Lien and a stay of enforcement of any such Lien shall be in effect; (c) Liens disclosed in the financial statements referred to in Section 5.5, (d) deposits or pledges to secure obligations under worker's compensation, social security or similar laws, or under unemployment insurance; (e) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of any Borrower's business; (f) judgment Liens that have been stayed or bonded and mechanics', workers', materialmen's or other like Liens arising in the ordinary course of any Borrower's business with respect to obligations which are not due or which are being contested in good faith by the applicable Borrower; (g) Liens placed upon fixed assets hereafter acquired to secure a portion of the purchase price thereof, PROVIDED, that (i) any such lien shall not encumber any other property of the Borrowers and (ii) the aggregate amount of Indebtedness secured by such Liens incurred as a result of such purchases during any fiscal year shall not exceed the amount provided for in Section 7.6; (h) other Liens incidental to the conduct of the Borrowers' business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from Agent's or the Lenders' rights in and to the Collateral or the value of the Borrowers' property or assets or which do not materially impair the use thereof in the operation of the Borrowers' business; and (i) Liens disclosed on Schedule 1.2.

         "Person" shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, institution, public benefit corporation, joint venture, entity or government (whether federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

         "Plan"  shall mean any  employee  benefit  plan  within the  meaning of
Section 3(3) of ERISA, maintained for employees of the Borrowers or any member of the Controlled Group or any such Plan to which any Borrower or any member of the Controlled Group is required to contribute on behalf of any of its employees.

         "Prime Rate" shall mean the prime commercial lending rate as determined by Agent announced from time to time by Bank of America, N.A. (or any successor to Bank of America, N.A.), such rate to be adjusted automatically, without notice, on the effective date of any change in such rate. This rate of interest is determined from time to time by Agent as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by Agent to any particular class or category of customers of Agent.

         "Principal Owners" shall mean any or all of Gerard Guez, members of his immediate family and any trust created by Gerard Guez for estate planning purposes.

         "Pro Forma Balance Sheet" shall have the meaning set forth in Section 5.5(a).

         "Pro Forma  Financial  Statements"  shall have the meaning set forth in
Section 5.5(b).

         "Purchasing  Lender"  shall  have the  meaning  set  forth  in  Section
17.3(c).

         "RCRA" shall mean the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss. 6901 et seq., as same may be amended from time to time.

         "Real Property" shall mean all of each Borrower's right, title and interest in and to the owned and leased premises identified on Schedule 4.19.

         "Receivables" shall mean and include, as to each Borrower, all of such Borrower's Accounts (including, without limitation, all health-care insurance receivables), amounts due from any Factor (including any credit balances), contract rights, instruments (including promissory notes and instruments evidencing indebtedness owed to the Borrowers by their Affiliates), documents, chattel paper (whether tangible or electronic), general intangibles relating to Accounts, drafts and acceptances, and all other forms of obligations owing to such Borrower arising out of or in connection with the sale, lease or other disposition of Inventory or the rendition of services, all guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Agent hereunder.

         "Release" shall have the meaning set forth in Section 5.7(c)(i).

         "Reportable Event" shall mean a reportable event described in Section 4043(b) of ERISA or the regulations promulgated thereunder.

         "Required Lenders" shall mean the Lenders holding at least fifty-one percent (51%) of the Advances; PROVIDED, HOWEVER, that (i) so long as the Lenders are comprised only of GMAC CF, any Affiliate of GMAC CF and UPSC or (ii) if no Advances are outstanding, "Required Lenders" shall mean all Lenders.

         "Reserves" shall mean such reserves as Agent may reasonably deem proper and necessary from time to time. Without limiting the generality of the foregoing, Reserves may be established to reflect that dilution with respect to the Accounts of any Borrower (based on the ratio of the aggregate amount of non-cash reductions in Accounts of such Borrower for any period to the aggregate dollar amount of the cash collections and non-cash reductions in Accounts of such Borrower for such period) as calculated by Agent for any period is or is reasonably anticipated to be greater than five (5%) percent. For purposes of the Formula Amount, with respect to the establishment of any Reserves with respect to any Letters of Credit, Reserves will be established as follows: (i) if the proposed Letter of Credit is for the purpose of purchasing Eligible Inventory and the documents of title with respect thereto are consigned to the Issuer, Reserves shall be established in an amount equal to the sum of (1) the percentage equal to one hundred percent (100%) MINUS the then applicable percentage with respect to Eligible Inventory set forth in the definition of the term Formula Amount multiplied by the value of such Eligible Inventory, PLUS (2) freight, taxes, duty and other amounts which Agent estimates must be paid in connection with such Inventory upon arrival and for delivery to one of the Borrowers' locations for Eligible Inventory within the United States of America and (ii) if the proposed Letter of Credit is for any other purpose or the documents of title are not consigned to the Issuer in connection with a Letter of Credit for the purpose of purchasing Inventory, Reserves shall be established in an amount equal one hundred percent (100%) of the face amount thereof and all other commitments and obligations made or incurred by Agent with respect thereto.

         "Retained Goods" shall mean all merchandise returned or rejected by Customers (as defined in the Factoring Agreement) or repossessed from Customers relating to or securing any of the Accounts (as defined in the Factoring Agreement).

         "Revolving Advances" shall mean Advances made other than Letters of Credit.

         "Revolving Credit Note" shall mean, collectively, the promissory notes referred to in Section 2.1(a).

         "Settlement Date" shall mean the Closing Date and thereafter every Business Day designated by Agent as a "Settlement Date" by notice from Agent to each Lender, but not less frequently than weekly.

         "Standby Letters of Credit" shall mean all Letters of Credit issued in connection with this Agreement as a credit enhancement for certain Indebtedness (other than Indebtedness) of the Borrowers.

         "Subsidiary" shall mean a corporation or other entity of whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

         "Term" shall have the meaning set forth in Section 13.1.

         "Termination Date" shall have the meaning set forth in Section 13.1.

         "Termination Event" shall mean (a) a Reportable Event with respect to any Plan or Multiemployer Plan; (b) the withdrawal of any Borrower or any member of the Controlled Group from a Plan or Multiemployer Plan during a plan year in which such entity was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (c) the providing of notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA; (d) the institution by the PBGC of proceedings to terminate a Plan or Multiemployer Plan; (e) any event or condition (i) which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, or (ii) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of any Borrower or any member of the Controlled Group from a Multiemployer Plan.

         "Toxic Substance" shall mean and include any material present on the Real Property or the Leasehold Interests which has been shown to have significant adverse effect on human health or which is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. ss.ss. 2601 et seq., applicable state law, or any other applicable federal or state laws now in force or hereafter enacted relating to toxic substances. "Toxic Substance" includes but is not limited to asbestos, polychlorinated biphenyls (PCBs) and lead-based paints.

         "Transactions" shall have the meaning set forth in Section 5.5(a).

         "Transferee" shall have the meaning set forth in Section 17.3(b).

         "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York from time to time.

         "Undrawn Availability" at a particular date shall mean an amount equal to (a) the lesser of (i) the Formula Amount or (ii) (x) the Maximum Loan Amount minus (y) Reserves, minus (b) the sum of (i) the outstanding amount of Advances,
(ii) all amounts due and owing to the Borrowers' trade creditors which are outstanding beyond normal trade terms exclusive of any such amount that is subject to a good faith dispute between a Borrower and a trade creditor and
(iii) fees and expenses for which the Borrowers are liable but which have not been paid or charged to the Borrowers' Account.

         "UPSC" shall mean UPS Capital Corporation, a corporation organized under the laws of the State of Delaware, and shall include its successors and assigns.

         "Week" shall mean the time period commencing with the opening of business on a Monday and ending on the end of business the following Sunday.

         1.3 UNIFORM COMMERCIAL CODE TERMS. All terms used herein and defined in the UCC, including the terms account debtor, certificated security, chattel paper, commercial tort claim, deposit account, document, electronic chattel paper, equipment, financial asset, fixtures, goods, health-care-insurance receivable, inventory, instrument, investment property, letter-of-credit rights, payment intangibles, proceeds, security, security entitlement, software, supporting obligations and uncertificated security, shall have the meaning given therein unless otherwise defined herein.

         1.4 CERTAIN MATTERS OF CONSTRUCTION. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Each reference to a Section, an Exhibit or a Schedule shall be deemed to refer to a Section, an Exhibit or a Schedule, as applicable, of this

Agreement unless otherwise specified. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes (including the UCC) and related regulations shall include any amendments of same and any successor statutes and regulations. Unless otherwise provided, all references to any instruments or agreements to which Agent is a party, including, without limitation, references to any of the Other Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

II.      ADVANCES, PAYMENTS.

         2.1 (a) REVOLVING ADVANCES. Subject to the terms and conditions set forth in this Agreement (including, without limitation, Section 2.1(b)), each Lender, severally and not jointly, will make Revolving Advances to the Borrowers in aggregate amounts outstanding at any time equal to such Lender's Commitment Percentage of the lesser of (x) an amount equal to (i) the Maximum Loan Amount MINUS (ii) the aggregate amount of outstanding Letters of Credit MINUS (iii) the Availability Block MINUS (iv) Reserves, or (y) an amount equal to the sum of:

                           (i) up to ninety percent (90%), subject to the provisions of Section 2.1(c) (the "Accounts Advance Rate"), of Eligible Accounts, PLUS

                           (ii) up to the  lesser of (A) the lesser of (I) up to
                  sixty percent (60%), subject to the provisions of Section 2.1(c), of the lesser of (1) the aggregate cost, calculated on a first-in-first-out basis, of Eligible Inventory at such time and (2) the aggregate fair market value of Eligible Inventory at such time and (II) up to eighty-five percent (85%), subject to the provisions of Section 2.1(c), of the Net Orderly Liquidation Value of Eligible Inventory at such time; PROVIDED THAT, in no event shall the aggregate outstanding Revolving Advances made against Eligible Inventory comprised of Retained Goods exceed $1,000,000 outstanding at any time; and (B) $10,000,000 (clauses (A) and (B) collectively, the "Inventory Advance Rate" and, together with the Accounts Advance Rate, the "Advance Rates"); MINUS

                           (iii) the Availability Block; MINUS

                           (iv) Reserves.

The amount derived from the sum of (w) Section 2.1(a)(y)(i) PLUS (x) Section 2.1(a)(y)(ii) MINUS (y) Section 2.1 (a)(y)(iii) MINUS (z) Section 2.1 (a)(y)(iv) at any time and from time to time shall be referred to as the "Formula Amount". The Revolving Advances shall be evidenced by one or more secured promissory notes issued in favor of each Lender (each, a "Revolving Credit Note") substantially in the form attached hereto as Exhibit 2.1(a).

                  (b) REVOLVING ADVANCES. Subject to Section 2.1(a), each Lender, severally and not jointly, will make Revolving Advances to the Borrowers in aggregate amounts outstanding at any time not greater than such Lender's Commitment Percentage of the lesser of (x) the Maximum Loan Amount or (y) the Formula Amount.

                  (c) DISCRETIONARY RIGHTS. All Revolving Advances are discretionary. Without limiting the foregoing, Advance Rates and Reserves may be increased or decreased by Agent at any time and from time to time in the exercise of its reasonable discretion; PROVIDED, HOWEVER, that increases in the Advance Rates shall only be effective upon the receipt by Agent of the consent of the Lenders. Each Borrower consents to any such increases or decreases and acknowledges that decreasing the Advance Rates or increasing the Reserves may limit or restrict Advances requested by Borrowing Agent.

         2.2 PROCEDURE FOR BORROWING. Borrowing Agent on behalf of any Borrower may notify Agent prior to 11:00 a.m. (New York time) on a Business Day of a Borrower's request to incur, on that day, a Revolving Advance hereunder. Any amount required to be paid as interest hereunder, or as fees or other charges under this Agreement or any other agreement with Agent, the Lenders and/or any Issuer, or with respect to any other Obligation, which shall become due, shall be deemed a request for an Advance as of the date such payment is due, in the amount required to pay in full such interest, fee, charge or Obligation under this Agreement or any other agreement with Agent, the Lenders and/or any Issuer and such request shall be irrevocable.

         2.3 DISBURSEMENT OF ADVANCE PROCEEDS. All Advances shall be disbursed from whichever office or other place Agent may designate from time to time and, together with any and all other Obligations of the Borrowers to Agent or the Lenders, shall be charged to the Borrowers' Account on Agent's books. During the Term, the Borrowers may use the Advances by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions hereof. The proceeds of each Advance requested by the Borrowers or deemed to have been requested by the Borrowers under Section 2.2 shall, with respect to requested Advances to the extent the Lenders make such Advances, be made available to the Borrowers on the day so requested by way of credit to the Borrowers operating account at Union Bank of California, main office at Los Angeles, California or such other bank as Borrowing Agent may designate following notification to Agent, in immediately available federal funds or other immediately available funds or, with respect to Advances deemed to have been requested by the Borrowers, be disbursed to Agent to be applied to the outstanding Obligations giving rise to such deemed request.

         2.4 [INTENTIONALLY OMITTED]

         2.5 [INTENTIONALLY OMITTED]

         2.6 MAXIMUM REVOLVING ADVANCES. The sum of the aggregate balance of Revolving Advances plus the aggregate amount of Letters of Credit outstanding at any time shall not exceed the lesser of (a) Maximum Loan Amount or (b) the Formula Amount.

         2.7 REPAYMENT OF ADVANCES.

                  (a) The Revolving Advances shall be due and payable in full on the Termination Date subject to earlier prepayment as herein provided.

                  (b) Each Borrower recognizes that the amounts evidenced by checks, notes, drafts or any other items of payment relating to and/or proceeds of Collateral may not be collectible by Agent on the date received. In consideration of Agent's agreement to conditionally credit the Borrowers' Account as of the Business Day on which Agent receives those items of payment, each Borrower agrees that, in computing the charges under this Agreement, all items of payment shall be deemed applied by Agent on account of the

         Obligations two (2) Business Days (other than the proceeds of Accounts remitted to Agent in accordance with the Assignment of Factoring Proceeds) after confirmation to Agent by the Blocked Account bank or Depository Account bank, as provided for in Section 4.15(h), that such items of payment have been collected in good funds and finally credited to Agent's account. Agent is not, however, required to credit the Borrowers' Account for the amount of any item of payment which is unsatisfactory to Agent and Agent may charge the Borrowers' Account for the amount of any item of payment which is returned to Agent unpaid.

                  (c) All payments of principal, interest and other amounts payable hereunder, or under any of the related agreements shall be made to Agent at the Payment Office not later than 1:00 p.m. (New York time) on the due date therefor in lawful money of the United States of America in federal funds or other funds immediately available to Agent. Agent shall have the right to effectuate payment on any and all Obligations due and owing hereunder by charging the Borrowers' Account or by making Revolving Advances as provided in Section 2.2.

                  (d) The Borrowers shall pay principal, interest, and all other amounts payable hereunder, or under any related agreement, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim.

         2.8 REPAYMENT OF EXCESS ADVANCES. The aggregate balance of Advances outstanding at any time in excess of the maximum amount of Advances permitted hereunder shall be immediately due and payable without the necessity of any demand, at the Payment Office, whether or not a Default or Event of Default has occurred.

         2.9 STATEMENT OF ACCOUNT. Agent shall maintain, in accordance with its customary procedures, a loan account (the "Borrowers' Account") in the name of the Borrowers in which shall be recorded the date and amount of each Advance made by the Lenders and the date and amount of each payment in respect thereof; PROVIDED, HOWEVER, the failure by Agent to record the date and amount of any Advance shall not adversely affect Agent or any Lender. Each month, Agent shall send to Borrowing Agent a statement showing the accounting for the Advances made, payments made or credited in respect thereof, and other transactions between the Lenders and the Borrowers, during such month. The monthly statements shall be deemed correct and binding upon the Borrowers in the absence of manifest error and shall constitute an account stated between the Lenders and the Borrowers unless Agent receives a written statement of the Borrowers' specific exceptions thereto within thirty (30) days after such statement is received by Borrowing Agent. The records of Agent with respect to the loan account shall be conclusive evidence absent manifest error of the amounts of Advances and other charges thereto and of payments applicable thereto.

         2.10 LETTERS OF CREDIT. Subject to the terms and conditions hereof, Agent shall issue or cause the issuance of Documentary Letters of Credit and Standby Letters of Credit (collectively, "Letters of Credit") by the Issuer on behalf of the Borrowers; PROVIDED, HOWEVER, that Agent will not be required to issue or cause to be issued any Letters of Credit to the extent that the face amount of such Letters of Credit would then cause the sum of (i) the outstanding Revolving Advances PLUS (ii) outstanding Letters of Credit to exceed the lesser of (x) the Maximum Loan Amount MINUS the Availability Block or (y) the Formula Amount. The maximum amount of outstanding Letters of Credit shall not exceed $4,000,000 in the aggregate at any time. All disbursements or payments related to Letters of Credit shall be deemed to be Revolving Advances and shall bear interest at the Borrowing Rate; Letters of Credit that have not been drawn upon shall not bear interest.

         2.11 ISSUANCE OF LETTERS OF CREDIT.

                  (a) Borrowing Agent, on behalf of the Borrowers, may request Agent to issue or cause the issuance of a Letter of Credit by delivering to Agent at the Payment Office, Issuer's standard form of letter of credit and security agreement and standard form of letter of credit application (collectively, the "Letter of Credit Application") and any draft if applicable, completed to the satisfaction of Agent; and, such other certificates, documents and other papers and information as Agent or Issuer may reasonably request. Borrowing Agent, on behalf of the Borrowers, also has the right to give instructions and make agreements with respect to any application, any applicable letter of credit and security agreement, any applicable letter of credit reimbursement agreement and/or any other applicable agreement, any letter of credit and the disposition of documents, disposition of any unutilized funds, and to arrange the issuance of any amendment, extension or renewal of any Letter of Credit.

                  (b) Each  Letter of Credit  shall,  among  other  things,  (i)
         provide for the payment of sight drafts or acceptances of issuance drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and
         (ii) (a) with respect to Documentary Letters of Credit, have an expiry date not later than one hundred fifty (150 days after such Documentary Letter of Credit's date of issuance or (b) with respect to Standby Letters of Credit, have an expiry date not later than six (6) months after such Standby Letter of Credit's date of issuance, and (with respect to clauses (ii) (a) and (ii) (b) above) in no event having an expiry date later than the Termination Date unless the Borrowers provide cash collateral equal to not less than one hundred five percent (105%) of the face amount thereof to be held by Agent pursuant to a cash collateral agreement in form and substance satisfactory to Agent. Each Documentary Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any amendments or revision thereof adhered to by the Issuer and, to the extent not inconsistent therewith, the laws of the State of New York. All Standby Letters of Credit shall be subject to the laws or rules designated in such Standby Letter of Credit, or if no laws or rules are designated, the International Standby Practices (ISP98 - International Chamber of Commerce Publication Number 590) (the "ISP98 Rules") and, as to matters not governed by the ISP98 Rules, the laws of the State of New York.

                  (c) Agent shall use its reasonable efforts to notify the Lenders of the request by Borrowing Agent for a Letter of Credit hereunder.

         2.12 REQUIREMENTS FOR ISSUANCE OF LETTERS OF CREDIT.

                  (a) In connection with the issuance of any Letter of Credit, the Borrowers shall indemnify, save and hold Agent, each Lender and each Issuer harmless from any loss, cost, expense or liability, including, without limitation, payments made by Agent, any Lender or any Issuer and expenses and reasonable attorneys' fees incurred by Agent, any Lender or any Issuer arising out of, or in connection with, any Letter of Credit to be issued or created for any

         Borrower. The Borrowers shall be bound by Agent's or Issuer's regulations and good faith interpretations of any Letter of Credit issued or created for the Borrowers' Account, although this interpretation may be different from its own; and, neither Agent, nor any Lender, nor any Issuer nor any of their correspondents shall be liable for any error, negligence, or mistakes, whether of omission or commission, in following Borrowing Agent's or any Borrower's instructions or those contained in any Letter of Credit or of any modifications, amendments or supplements thereto or in issuing or paying any Letter of Credit except for Agent's, any Lender's, any Issuer's or such correspondents' gross negligence or willful misconduct.

                  (b) Borrowing Agent shall authorize and direct any Issuer of a Letter of Credit to name the applicable Borrower as the "Applicant" or "Account Party" therein to deliver to Agent all related payment/acceptance advices, to deliver to Agent all instruments, documents, and other writings and property received by the Issuer pursuant to the Letter of Credit and to accept and rely upon Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the application therefor.

                  (c) In connection with all Letters of Credit issued or caused to be issued by Agent under this Agreement, each Borrower hereby appoints Agent, or its designee, as its attorney, with full power and authority if an Event of Default or Default shall have occurred, (i) to sign and/or endorse such Borrower's name upon any warehouse or other receipts, letter of credit applications and acceptances; (ii) to sign such Borrower's name on bills of lading; (iii) to clear Inventory through the United States of America Customs Department ("Customs") in the name of such Borrower or Agent or Agent's designee, and to sign and deliver to Customs officials powers of attorney in the name of such Borrower for such purpose; and (iv) to complete in such Borrower's name or Agent's, or in the name of Agent's designee, any order, sale or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof. Neither Agent nor its attorneys will be liable for any acts or omissions nor for any error of judgment or mistakes of fact or law, except for Agent's or its attorney's willful misconduct. This power, being coupled with an interest, is irrevocable as long as any Letters of Credit remain outstanding.

                  (d) Each Lender shall to the extent of the percentage amount equal to the product of such Lender's Commitment Percentage times the aggregate amount of all unreimbursed reimbursement obligations arising from disbursements made or obligations incurred with respect to the Letters of Credit be deemed to have irrevocably purchased an undivided participation in (i) each such unreimbursed reimbursement obligation,
         (ii) Agent's credit support enhancement provided to the Issuer of any Letter of Credit and (iii) each Revolving Advance made as a consequence of the issuance of a Letter of Credit and all disbursements thereunder, in each case in an amount equal to such Lender's applicable Commitment Percentage times the outstanding amount of the Letters of Credit and disbursements thereunder. In the event that at the time a disbursement is made the unpaid balance of Revolving Advances exceeds or would exceed, with the making of such disbursement, the amount permitted under Section 2.1(a), and such disbursement is not reimbursed by the Borrowers within two (2) Business Days, Agent shall promptly notify each Lender and upon Agent's demand each Lender shall pay to Agent such Lender's proportionate share of such unreimbursed disbursement together with such Lender's proportionate share of Agent's unreimbursed costs and expenses relating to such unreimbursed disbursement. Upon receipt by Agent of a repayment from any Borrower of any amount disbursed by Agent for which Agent had already been reimbursed by the Lenders, Agent shall deliver to each Lender that Lender's pro rata share of such repayment. Each Lender's participation commitment shall continue until the last to occur of any of the following events: (A) Agent ceases to be obligated to issue or cause to be issued Letters of Credit hereunder; (B) no Letters of Credit issued hereunder remains outstanding and uncancelled or (C) all Persons (other than the applicable Borrower) have been fully reimbursed for all payments made under or relating to Letters of Credit.

         2.13 ADDITIONAL PAYMENTS. Any sums expended by Agent or any Lender due to any Borrower's failure to perform or comply with its obligations under this Agreement or any Other Document, including, without limitation, any Borrower's obligations under Sections 4.2, 4.4, 4.12, 4.13, 4.14 and 6.1, may be charged to the Borrowers' Account as a Revolving Advance and added to the Obligations.

         2.14 MANNER OF BORROWING AND PAYMENT.

                  (a) Each borrowing of Revolving Advances shall be advanced according to the applicable Commitment Percentages of the Lenders.

                  (b) Each payment (including each prepayment) by the Borrowers on account of the principal of the Revolving Advances, shall be applied to the Revolving Advances pro rata according to the applicable Commitment Percentages of the Lenders. Except as expressly provided herein, all payments (including prepayments) to be made by the Borrowers on account of principal, interest and fees shall be made without set off or counterclaim and shall be made to Agent on behalf of the Lenders to the Payment Office, in each case on or prior to 1:00 p.m., New York time, in Dollars and in immediately available funds.

                  (c) (i) Notwithstanding anything to the contrary contained in Sections 2.14(a) and 2.14(b), commencing with the first Business Day following the Closing Date, each borrowing of Advances shall be advanced by Agent and each payment by any Borrower on account of Advances shall be applied first to those Revolving Advances advanced by Agent. On or before 1:00 p.m., New York time, on each Settlement Date commencing with the first Settlement Date following the Closing Date, Agent and the Lenders shall make certain payments as follows: (I) if the aggregate amount of new Revolving Advances made by Agent during the preceding Week (if any) exceeds the aggregate amount of repayments applied to outstanding Revolving Advances during such preceding Week, then each Lender shall provide Agent with funds in an amount equal to its applicable Commitment Percentage of the difference between (w) such Revolving Advances and (x) such repayments and (II) if the aggregate amount of repayments applied to outstanding Revolving Advances during such Week exceeds the aggregate amount of new Revolving Advances made during such Week, then Agent shall provide each Lender with funds in an amount equal to its applicable Commitment Percentage of the difference between (y) such repayments and (z) such Revolving Advances.

                           (ii) Each Lender  shall be entitled to earn  interest
                  at the Borrowing Rate on outstanding Advances which it has funded.

                           (iii) Promptly  following each Settlement Date, Agent
                  shall submit to each Lender a certificate with respect to payments received and Revolving Advances made during the Week immediately preceding such Settlement Date. Such certificate of Agent shall be conclusive in the absence of manifest error.

                  (d) If any Lender or Participant (a "benefited Lender") shall at any time receive any payment of all or part of its Advances, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily or by set-off) in a greater proportion than any such payment to and Collateral received by any other Lender, if any, in respect of such other Lender's Advances, or interest thereon, and such greater proportionate payment or receipt of Collateral is not expressly permitted hereunder, such benefited Lender shall purchase for cash from the other Lenders a participation in such portion of each such other Lender's Advances, or shall provide such other Lender with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of the Lenders; PROVIDED, HOWEVER, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Lender so purchasing a portion of another
         Lender's Advances may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

                  (e) Unless Agent shall have been notified by telephone, confirmed in writing, by any Lender that such Lender will not make the amount which would constitute its applicable Commitment Percentage of the Advances available to Agent, Agent may (but shall not be obligated to) assume that such Lender shall make such amount available to Agent on the next Settlement Date and, in reliance upon such assumption, make available to the Borrowers a corresponding amount. Agent will promptly notify the Borrowers of its receipt of any such notice from a Lender. If such amount is made available to Agent on a date after such next Settlement Date, such Lender shall pay to Agent on demand an amount equal to the product of (i) the daily average Federal Funds Rate (computed on the basis of a year of 360 days) during such period as quoted by Agent, times (ii) such amount, times (iii) the number of days from and including such Settlement Date to the date on which such amount becomes immediately available to Agent. A certificate of Agent submitted to any Lender with respect to any amounts owing under this paragraph (e) shall be conclusive, in the absence of manifest error. If such amount is not in fact made available to Agent by such Lender within three (3) Business Days after such Settlement Date, Agent shall be entitled to recover such an amount, with interest thereon at the rate per annum then applicable to such Revolving Advances hereunder, on demand from the Borrowers; PROVIDED, HOWEVER, that Agent's right to such recovery shall not prejudice or otherwise adversely affect the Borrowers' rights (if any) against such Lender.

         2.15 MANDATORY PREPAYMENTS.

                  (a) Except as permitted by Section 4.3, when any Borrower sells or otherwise disposes of any Collateral other than Inventory in the ordinary course of business and sales of Receivables to any Factor in the ordinary course of business, the Borrowers shall repay the Advances in an amount equal to the net cash proceeds of such sale (i.e., gross proceeds less the reasonable costs of such sales or other dispositions), such repayments to be made promptly but in no event more than one (1) Business Day following receipt of such net proceeds, and until the date of payment, such proceeds shall be held in trust for Agent. The foregoing shall not be deemed to be implied consent to any such sale otherwise prohibited by the terms and conditions hereof. Such repayments shall be applied to the Advances in such order as Agent may determine, subject to the Borrowers' ability to reborrow Revolving Advances in accordance with the terms hereof.
         Notwithstanding anything to the contrary set forth in this Section 2.15(a), to the extent the Borrowers utilize any such net cash proceeds of sale relating to Term Loan Priority Collateral (as defined in the Intercreditor Agreement) to pay Indebtedness of the Borrowers under the Guggenheim Loan Agreement, the mandatory prepayments otherwise due under this Section 2.15(a) shall be reduced on a dollar for dollar basis for all such payments made to Guggenheim in respect of Indebtedness under the Guggenheim Loan Agreement.

                  (b) Subject to the provisions of Section 4.11, Agent shall apply the proceeds of any insurance settlements from casualty losses which are received by Agent to the outstanding Advances in such order as Agent may determine, subject to the Borrowers' ability to reborrow Revolving Advances in accordance with the terms hereof.

         2.16 USE OF PROCEEDS. The Borrowers shall apply the proceeds of (i) Revolving Advances made on the Closing Date to pay fees and expenses relating to this transaction and to repay in full all existing indebtedness owed to GMAC CF, and (ii) Revolving Advances made on and after the Closing Date to provide for their respective working capital needs.

         2.17 DEFAULTING LENDER.

                  (a) Notwithstanding anything to the contrary contained herein, in the event any Lender (x) has refused (which refusal constitutes a breach by such Lender of its obligations under this Agreement) to make available its portion of any Advance or (y) notifies either Agent or Borrowing Agent that it does not intend to make available its portion of any Advance (if the actual refusal would constitute a breach by such Lender of its obligations under this Agreement) (each, a "Lender
         Default"), all rights and obligations hereunder of such Lender (a "Defaulting Lender") as to which a Lender Default is in effect and of the other parties hereto shall be modified to the extent of the express provisions of this Section 2.17 while such Lender Default remains in effect.

                  (b) Advances shall be incurred pro rata from the Lenders (the "Non-Defaulting Lenders") which are not Defaulting Lenders based on their respective Commitment Percentages, and no Commitment Percentage of any Lender or any pro rata share of any Advances required to be advanced by any Lender shall be increased as a result of such Lender Default. Amounts received in respect of principal of any type of Advances shall be applied to reduce the applicable Advances of each Lender pro rata based on the aggregate of the outstanding Advances of that type of all Lenders at the time of such application; PROVIDED, that such amount shall not be applied to any Advances of a Defaulting Lender at any time when, and to the extent that, the aggregate amount of Advances of any Non-Defaulting Lender exceeds such Non-Defaulting Lender's Commitment Percentage of all Advances then outstanding.

                  (c) A Defaulting Lender shall not be entitled to give instructions to Agent or to approve, disapprove, consent to or vote on any matters relating to this Agreement and the

         Other Documents. All amendments, waivers and other modifications of this Agreement and the Other Documents may be made without regard to a Defaulting Lender and, for purposes of the definition of "Required Lenders", a Defaulting Lender shall be deemed not to be a Lender and not to have either Advances outstanding or a Commitment Percentage.

                  (d) Other than as expressly set forth in this Section 2.17, the rights and obligations of a Defaulting Lender (including the obligation to indemnify Agent) and the other parties hereto shall remain unchanged. Nothing in this Section 2.17 shall be deemed to release any Defaulting Lender from its obligations under this Agreement and the Other Documents, shall alter such obligations, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights which any Borrower, Agent or any Lender may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder.

                  (e) In the event a Defaulting Lender retroactively cures to the satisfaction of Agent the breach which caused a Lender to become a Defaulting Lender, such Defaulting Lender shall no longer be a Defaulting Lender and shall be treated as a Lender under this Agreement.

III.     INTEREST AND FEES.

         3.1 INTEREST. Interest on Advances shall be payable to Agent for the benefit of the Lenders in arrears on the first day of each month. Interest charges shall be computed on the actual principal amount of Advances outstanding during the month (the "Monthly Advances") at a rate per annum equal to the Borrowing Rate. Upon and after the occurrence of an Event of Default, and during the continuation thereof, Agent may, and at the direction of the Required Lenders Agent shall, adjust the interest rate such that the Obligations shall bear interest at the Borrowing Rate PLUS two percent (2.0%) per annum (the "Default Rate").

         3.2 LETTER OF CREDIT FEES.

                  (a) In addition to any charges, fees or expenses charged by any bank or issuer in connection with the Letters of Credit, the Borrowers shall pay to Agent, for the benefit of the Lenders, (i) a Letter of Credit fee of one-eighth of one percent (.125%) on the face amount of all Letters of Credit opened or guarantees issued by or through Agent or any Lender, and (ii) a Letter of Credit fee at a rate equal to one and one-half percent (1.5%) per annum, on the daily outstanding balance of the Letters of Credit for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month, except that Agent may, and upon the written direction of the Required Lenders shall, require the Borrowers to pay to Agent, for the ratable benefit of the Lenders, such Letter of Credit fee, at a rate equal to three and one-half percent (3.5%) per annum on such daily outstanding balance for: (A) the period from and after the date of termination hereof until Agent and the Lenders have received full and final payment of all Obligations (notwithstanding entry of a judgment against any Borrower) and (B) the period from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing as determined by Agent (all of the forgoing fees, the "Letter of Credit Fees"). Such Letter of Credit Fees shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of the Borrowers to pay such fee shall survive the termination of this Agreement. Any such charge in effect at the time of a particular transaction shall be the charge for that transaction, notwithstanding any subsequent change in the

         Issuer's prevailing charges for that type of transaction. All Letter of Credit Fees payable hereunder shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or proration upon the termination of this Agreement for any reason.

                  (b) On demand, the Borrowers will cause cash to be deposited and maintained in an account with Agent, as cash collateral, in an amount equal to one hundred and five percent (105%) of the outstanding Letters of Credit, and each Borrower hereby irrevocably authorizes Agent, in its discretion, on such Borrower's behalf and in such Borrower's name, to open such an account and to make and maintain deposits therein, or in an account opened by such Borrower, in the amounts required to be made by such Borrower, out of the proceeds of Receivables or other Collateral or out of any other funds of such Borrower coming into any Lender's possession at any time. Agent will invest such cash collateral (less applicable reserves) in such short-term money-market items as to which Agent and such Borrower mutually agree and the net return on such investments shall be credited to such account and constitute additional cash collateral. No Borrower may withdraw amounts credited to any such account except upon payment and performance in full of all Obligations and termination of this Agreement. 3.3 OTHER FEES. The Borrowers shall pay to Agent such fees and charges in the amounts and on the dates set forth in that certain fee letter (the "Fee Letter"), dated the date hereof, among the Borrowers and Agent, as such Fee Letter may from time to time be amended, restated, supplemented and/or otherwise modified (irrespective of whether this Agreement is terminated thereafter).

         3.4 [INTENTIONALLY OMITTED]

         3.5 COMPUTATION OF INTEREST AND FEES. Interest and fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the Borrowing Rate.

         3.6 MAXIMUM CHARGES. In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under law. In the event interest and other charges as computed hereunder would otherwise exceed the highest rate permitted under law, such excess amount shall be first applied to any unpaid principal balance owed by the Borrowers, and if the then remaining excess amount is greater than the previously unpaid principal balance, the Lenders shall promptly refund such excess amount to the Borrowers and the provisions hereof shall be deemed amended to provide for such permissible rate.

         3.7 INCREASED COSTS. In the event that any applicable law, treaty or governmental regulation, or any change therein or in the interpretation or application thereof, or compliance by any Lender (for purposes of this Section 3.7, the term "Lender" shall include Agent or any Lender and any corporation or bank controlling Agent or any Lender) with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

                  (a) subject Agent or any Lender to any tax of any kind whatsoever with respect to this Agreement or any Other Document or change the basis of taxation of payments to Agent or any Lender of principal, fees, interest or any other amount payable hereunder or under any Other Documents (except for changes in the rate of tax on the overall net income of Agent or any Lender by the jurisdiction in which it maintains its principal office);

                  (b) impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of Agent or any Lender, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

                  (c) impose on Agent or any Lender or the London interbank Eurodollar market any other condition with respect to this Agreement or any Other Document;

and the result of any of the foregoing is to increase the cost to Agent or any Lender of making, renewing or maintaining its Advances hereunder by an amount that Agent or such Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Advances by an amount that Agent or such Lender deems to be material, then, in any case the Borrowers shall promptly pay Agent or such Lender, upon its demand, such additional amount as will compensate Agent or such Lender for such additional cost or such reduction, as the case may be. Agent or such Lender shall certify the amount of such additional cost or reduced amount to the Borrowers, and such certification shall be conclusive absent manifest error.

         3.8 [INTENTIONALLY OMITTED].

         3.9 CAPITAL ADEQUACY.

                  (a) In the event that Agent or any Lender shall have determined that any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Agent or any Lender (for purposes of this Section 3.9, the term "Lender" shall include Agent or any Lender and any corporation or bank controlling Agent or any Lender) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Agent or any Lender's capital as a consequence of its obligations hereunder to a level below that which Agent or such Lender could have achieved but for such adoption, change or compliance (taking into consideration Agent's and each Lender's policies with respect to capital adequacy) by an amount deemed by Agent or any Lender to be material, then, from time to time, the Borrowers shall pay upon demand to Agent or such Lender such additional amount or amounts as will compensate Agent or such Lender for such reduction. In determining such amount or amounts, Agent or such Lender may use any reasonable averaging or attribution methods. The protection of this Section 3.9 shall be available to Agent and each Lender regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition.

                  (b) A certificate of Agent or such Lender setting forth such amount or amounts as shall be necessary to compensate Agent or such Lender with respect to Section 3.9(a) when delivered to the Borrowers shall be conclusive absent manifest error.

IV.      COLLATERAL: GENERAL TERMS

         4.1 SECURITY INTEREST IN THE COLLATERAL. To secure the prompt payment and performance to Agent, each Issuer and each Lender of the Obligations, each Borrower hereby assigns, pledges and grants to Agent for the ratable benefit of Agent, each Issuer and each Lender, confirms, reaffirms and restates its prior grant to GMAC CF of), a continuing security interest in and to all of its Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located. Each Borrower shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect Agent's security interest and shall cause its financial statements to reflect such security interest.

         4.2 PERFECTION OF SECURITY INTEREST.

                  (a) Each Borrower shall take all action that may be necessary or desirable, or that Agent may request, so as at all times to maintain the validity, perfection, enforceability and priority of Agent's security interest in the Collateral or to enable Agent to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to, (i) immediately discharging all Liens other than Permitted Encumbrances, (ii) obtaining landlords' or mortgagees' lien waivers, (iii) delivering to Agent, endorsed or accompanied by such instruments of assignment as Agent may specify, and stamping or marking, in such manner as Agent may specify, any and all chattel paper, instruments, letters of credits and advices thereof and documents evidencing or forming a part of the Collateral, (iv) entering into warehousing, lockbox, bailee and other custodial arrangements satisfactory to Agent, and (v) executing and delivering financing statements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance satisfactory to Agent, relating to the creation, validity, perfection, maintenance or continuation of Agent's security interest under the UCC or other applicable law.

                  (b) Agent may at any time and from time to time file, without the signature of any Borrower in accordance with Section 9-509 of the UCC, financing statements, continuation statements and amendments thereto that describe the Collateral as "all assets" of the applicable Borrower and which contain any other information required by the UCC for the sufficiency or filing office acceptance of any financing statements, continuation statements or amendments. Each Borrower agrees to furnish any such information to Agent promptly upon request.

                  (c) Each Borrower shall, at any time and from time to time, take such steps as Agent may reasonably request (i) to obtain an acknowledgment, in form and substance reasonably satisfactory to Agent, of any bailee having possession of any of the Collateral, stating that the bailee holds such Collateral for Agent, (ii) to obtain "control" of any letter-of-credit rights, deposit accounts or electronic chattel paper (as such terms are defined in the UCC with corresponding provisions thereof defining what constitutes "control" for such items of Collateral), with any agreements establishing control to be in form and substance reasonably satisfactory to Agent, and (iii) otherwise to insure the continued perfection and priority of

         Agent's security interest in any of the Collateral for the benefit of the Lenders and of its rights therein. If any Borrower shall at any time, acquire a "commercial tort claim" (as such term is defined in the UCC) in excess of $300,000, such Borrower shall promptly notify Agent thereof in writing, therein providing a reasonable description and summary thereof, and upon delivery thereof to Agent, such Borrower shall be deemed to thereby grant to Agent, for the benefit of the Lenders, (and each Borrower hereby grants to Agent, for the benefit of the Lenders) a security interest and lien in and to such commercial tort claim and all proceeds thereof, all upon the terms of and governed by this Agreement.

                  (d) Each Borrower hereby confirms and ratifies all UCC financing statements filed by Agent with respect to such Borrower on or prior to the date of the Agreement.

                  (e) All charges, expenses and fees Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to the Borrowers' Account as a Revolving Advance and added to the Obligations, or, at Agent's option, shall be paid to Agent, for the ratable benefit of the Lenders, immediately upon demand.

         4.3 DISPOSITION OF COLLATERAL. Each Borrower will safeguard and protect all Collateral for Agent's general account and make no disposition thereof whether by sale, lease or otherwise except (a) the sale of Inventory in the ordinary course of business and (b) the disposition or transfer of obsolete and worn-out Equipment in the ordinary course of business during any fiscal year having an aggregate fair market value of not more than $5,000,000 and only to the extent that (i) the proceeds of any such disposition are used to acquire replacement Equipment which is subject to Agent's first priority security interest or (ii) the proceeds of such disposition are remitted to Agent as a mandatory prepayment, as required by Section 2.15. In the event that the applicable Borrower elects to utilize clauses (i) and/or (ii) above, (x) the applicable Borrower shall give Agent written notice of such election within one hundred eighty (180) days of the date of the applicable disposition; (y) such acquisition of replacement Equipment shall be made no later than one hundred eighty (180) days after the date of such disposition; and (z) until such time as the proceeds are used as described in clauses (i) and/or (ii) above, at Agent's option, either (a) such proceeds shall be held by Agent as cash collateral for the Obligations pursuant to terms acceptable to Agent in its sole discretion or
(b) such proceeds shall be applied as a repayment of Revolving Advances and a reserve against loan availability under Section 2.1(a) in the amount of such repayment shall be established. Such cash collateral or loan availability reserve, as the case may be, shall be released by Agent only in connection with the making of a Revolving Advance to be used by the Borrowers solely for the purposes set forth in clauses (i) and (ii) above; PROVIDED, HOWEVER, that nothing contained herein shall waive or modify any conditions to the making of Revolving Advances or any other provisions of this Agreement.

         4.4 PRESERVATION OF COLLATERAL. Following the occurrence of an Event of Default, in addition to the rights and remedies set forth in Section 11.1,
Agent: (a) may at any time take such steps as Agent deems necessary to protect Agent's interest in and to preserve the Collateral, including the hiring of such security guards or the placing of other security protection measures as Agent may deem appropriate; (b) may employ and maintain at any Borrower's premises a custodian who shall have full authority to do all acts necessary to protect Agent's interests in the Collateral; (c) may lease warehouse facilities to which Agent may move all or part of the Collateral; (d) may use any Borrower's owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (e) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any Borrower's owned or leased property. Each Borrower shall cooperate fully with all of Agent's efforts to preserve the Collateral and will take such actions to preserve the Collateral as Agent may direct. All of Agent's expenses of preserving the Collateral, including any expenses relating to the bonding of a custodian, shall be charged to the Borrowers' Account as a Revolving Advance and added to the Obligations.

         4.5 OWNERSHIP OF COLLATERAL. With respect to the Collateral, at the time the Collateral becomes subject to Agent's security interest: (a) each
Borrower shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first priority security interest in each and every item of its respective Collateral to Agent; and, except for Permitted
Encumbrances the Collateral shall be free and clear of all Liens and encumbrances whatsoever; (b) each document and agreement executed by each Borrower or delivered to Agent or any Lender in connection with this Agreement shall be true and correct in all respects; (c) all signatures and endorsements of each Borrower that appear on such documents and agreements shall be genuine and each Borrower shall have full capacity to execute same; and (d) each Borrower's Equipment and Inventory shall be located as set forth on Schedule 4.5 and shall not be removed from such location(s) without the prior written consent of Agent except with respect to the sale of Inventory in the ordinary course of business and Equipment to the extent permitted in Section 4.3.

         4.6 DEFENSE OF AGENT'S AND LENDERS' INTERESTS. Until (a) payment and performance in full of all of the Obligations and (b) termination of this Agreement, Agent's interests in the Collateral shall continue in full force and effect. During such period no Borrower shall, without Agent's prior written consent, pledge, sell (except Inventory in the ordinary course of business and Equipment to the extent permitted in Section 4.3), assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way except for Permitted Encumbrances, any part of the Collateral. Each Borrower shall defend Agent's interests in the Collateral against any and all Persons whatsoever. At any time following demand by Agent for payment of all Obligations as provided hereunder, Agent shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including, without limitation: labels, stationery, documents, instruments and advertising materials. If Agent exercises this right to take possession of the Collateral, the Borrowers shall, upon demand, assemble it in the best manner possible and make it available to Agent at a place reasonably convenient to Agent. In addition, with respect to all Collateral, Agent and the Lenders shall be entitled to all of the rights and remedies set forth herein and further provided by the UCC or other applicable law. After the occurrence of an Event of Default, each Borrower shall, and Agent may, at its option, instruct all suppliers, carriers, forwarders, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which Agent holds a security interest to deliver same to Agent and/or subject to Agent's order and if they shall come into any Borrower's possession, they, and each of them, shall be held by such Borrower in trust as Agent's trustee, and such Borrower will immediately deliver them to Agent in their original form together with any necessary endorsement.

         4.7 BOOKS AND RECORDS. Each Borrower shall (a) keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs; (b) set up on its books accruals with respect to all taxes, assessments, charges, levies and claims; and (c) on a reasonably current basis set up on its books, from its earnings, allowances against doubtful Receivables, advances and investments and all other proper accruals (including, without limitation, by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business. All determinations pursuant to this subsection shall be made in accordance with, or as required by, GAAP consistently applied in the opinion of such independent public accountant as shall then be regularly engaged by the Borrowers.

         4.8 FINANCIAL DISCLOSURE. Each Borrower hereby irrevocably authorizes and directs all accountants and auditors employed by such Borrower at any time during the Term to exhibit and deliver to Agent and each Lender copies of any of such Borrower's financial statements, trial balances or other accounting records of any sort in the accountant's or auditor's possession, and to disclose to Agent and each Lender any information such accountants may have concerning such Borrower's financial status and business operations; however, Agent and each Lender will attempt to obtain such information or materials directly from such Borrower prior to obtaining such information or materials from such accountants or such authorities.

         4.9 COMPLIANCE WITH LAWS. Each Borrower shall comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to its respective Collateral or any part thereof or to the operation of such Borrower's business the non-compliance with which could reasonably be expected to have a Material Adverse Effect. Each Borrower may, however, contest or dispute any acts, rules, regulations, orders and directions of those bodies or officials in any reasonable manner, PROVIDED that any related Lien is inchoate or stayed and sufficient reserves are established to the reasonable satisfaction of Agent to protect Agent's Lien on or security interest in the Collateral. The assets of the Borrowers at all times shall be maintained in accordance with the requirements of all insurance carriers which provide insurance with respect to the assets of the Borrowers so that such insurance shall remain in full force and effect.

         4.10 INSPECTION OF PREMISES. At all reasonable times Agent and each Lender shall have full access to and the right to audit, check, inspect and make abstracts and copies from each Borrower's books, records, audits, correspondence and all other papers relating to the Collateral and the operation of each Borrower's business. Agent, any Lender and their agents may enter upon any of the Borrowers' premises at any time during business hours and at any other reasonable time, and from time to time, for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of such Borrower's business.

         4.11 INSURANCE. Each Borrower shall bear the full risk of any loss of any nature whatsoever with respect to the Collateral. At each Borrower's own cost and expense in amounts and with carriers acceptable to Agent, each Borrower shall (a) keep all its insurable properties and properties in which each Borrower has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to such Borrower's, including, without limitation, business interruption insurance; (b) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to such Borrower insuring against larceny, embezzlement or other criminal misappropriation of insured's officers and employees who may either singly or jointly with others at any time have access to the assets or funds of such Borrower either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (c) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (d) maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which such Borrower is engaged in business; (e) furnish Agent with (i) upon Agent's request, copies of all policies and evidence of the maintenance of such policies by the renewal thereof, and (ii) appropriate loss payable endorsements in form and substance satisfactory to Agent, naming Agent as a loss payee as its interests may appear with respect to all insurance coverage referred to in clause (a) above and an additional insured as its interests may appear with respect to all insurance coverage referred to in clause (c) above, and providing
(A) that all proceeds thereunder shall be payable to Agent or if acceptable to Agent, jointly to Agent and Borrowers, (B) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (C) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least thirty (30) days' prior written notice is given to Agent, except that ten (10) days' prior written notice may be given for non-payment of premium. In the event of any loss thereunder, the carriers named therein hereby are directed by Agent and the applicable Borrower to make payment for such loss to Agent and not to such Borrower and Agent jointly, unless otherwise agreed to in writing by Agent. If any insurance losses are paid by check, draft or other instrument payable to any Borrower and Agent jointly, Agent may endorse such Borrower's name thereon and do such other things as Agent may deem advisable to reduce the same to cash. From and after the occurrence of an Event of Default, Agent is hereby authorized to adjust and compromise claims under insurance coverage referred to in clauses (a), and (b) above, and no Borrower may adjust or compromise any such insurance claims without Agent's prior written consent. All loss recoveries received by Agent upon any such insurance may be applied to the Obligations, in such order as Agent in its sole discretion shall determine. Any surplus shall be paid by Agent to the Borrowers or applied as may be otherwise required by law. Any deficiency thereon shall be paid by the Borrowers to Agent, on demand. Anything hereinabove to the contrary notwithstanding, and subject to the fulfillment of the conditions set forth below, Agent shall remit to the Borrowers insurance proceeds received by Agent during any calendar year under insurance policies procured and maintained by the Borrowers which insure the Borrowers' insurable properties to the extent such insurance proceeds do not exceed $500,000 in the aggregate during such calendar year or $250,000 per occurrence. In the event the amount of insurance proceeds received by Agent for any occurrence exceeds $50,000, then Agent shall not be obligated to remit the insurance proceeds to the Borrowers unless the Borrowers shall provide Agent with evidence reasonably satisfactory to Agent that the insurance proceeds will be used by the Borrowers within thirty (30) days of such Borrower's receipt of such insurance proceeds to repair, replace or restore the insured property which was the subject of the insurable loss. In the event the Borrowers have previously received (or, after giving effect to any proposed remittance by Agent to the Borrowers, would receive) insurance proceeds which equal or exceed $250,000 in the aggregate during any calendar year, then Agent may, in its sole discretion, either remit the insurance proceeds to the Borrowers upon the Borrowers providing Agent with evidence reasonably satisfactory to Agent that the insurance proceeds will be used by the Borrowers within thirty (30) days of such Borrower's receipt of such insurance proceeds to repair, replace or restore the insured property which was the subject of the insurable loss, or apply the proceeds to the Obligations, as aforesaid. The agreement of Agent to remit insurance proceeds in the manner above provided shall be subject in each instance to satisfaction of each of the following conditions: (x) no Event of Default or Default shall then have occurred, (y) the Borrowers shall use such insurance proceeds to repair, replace or restore the insurable property which was the subject of the insurable loss and for no other purpose and (z) until such time as the Borrowers shall use such insurance proceeds for such repair, replacement or restoration, at Agent's option, either (a) such proceeds shall be held by Agent as cash collateral for the Obligations pursuant to terms acceptable to Agent in its sole discretion or (b) such proceeds shall be applied as a repayment of Revolving Advances and a reserve against loan availability under Section 2.1(a) in the amount of such repayment shall be established. Such cash collateral or loan availability reserve, as the case may be, shall be released by Agent only in connection with the making of a Revolving Advance to be used by the Borrowers solely for the purposes of such repair, replacement or restoration; PROVIDED, HOWEVER, that nothing contained herein shall waive or modify any conditions to the making of Revolving Advances or any other provisions of this Agreement. Notwithstanding anything to the contrary set forth in this Section 4.11, to the extent the Borrowers utilize any such insurance proceeds relating to Term Loan Priority Collateral (as defined in the
Intercreditor Agreement) to pay Indebtedness of the Borrowers under the Guggenheim Loan Agreement, the proceeds of insurance otherwise payable to Agent under this Section 4.11 shall be reduced on a dollar for dollar basis for all such payments made to Guggenheim in respect of Indebtedness under the Guggenheim Loan Agreement.

         4.12 FAILURE TO PAY INSURANCE. If any Borrower fails to obtain insurance as hereinabove provided, or to keep the same in force, Agent, if Agent so elects, may obtain such insurance and pay the premium therefor for the Borrowers' Account, and charge the Borrowers' Account therefor and such expenses so paid shall be part of the Obligations.

         4.13 PAYMENT OF TAXES. Each Borrower will pay, when due, all taxes, assessments and other Charges lawfully levied or assessed upon such Borrower or any of the Collateral, including, without limitation, real and personal property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales taxes. If any tax by any governmental authority is or may be imposed on or as a result of any transaction between any Borrower and Agent or any Lender which Agent or any Lender may be required to withhold or pay or if any taxes, assessments, or other Charges remain unpaid after the date fixed for their payment, or if any claim shall be made which, in Agent's or any Lender's opinion, may possibly create a valid Lien on the Collateral, Agent may without notice to the Borrowers pay the taxes, assessments or other Charges and each Borrower hereby indemnifies and holds Agent and each Lender harmless in respect thereof. Agent will not pay any taxes, assessments or Charges to the extent that any Borrower has contested or disputed those taxes, assessments or Charges in good faith, by expeditious protest, administrative or judicial appeal or similar proceeding; PROVIDED that any related tax lien is stayed and sufficient reserves are established to the reasonable satisfaction of Agent to protect Agent's security interest in or Lien on the Collateral. The amount of any payment by Agent under this Section 4.13 shall be charged to the Borrowers' Account as a Revolving Advance and added to the Obligations and, until the Borrowers shall furnish Agent with an indemnity therefor (or supply Agent with evidence satisfactory to Agent that due provision for the payment thereof has been made), Agent may hold without interest any balance standing to the Borrowers' credit and Agent shall retain its security interest in any and all Collateral held by Agent.

         4.14 PAYMENT OF LEASEHOLD OBLIGATIONS. Each Borrower shall at all times pay, when and as due, its rental obligations under all leases under which it is a tenant, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect and, at Agent's request will provide evidence of having done so.

         4.15 ACCOUNTS AND OTHER RECEIVABLES.

                  (a) NATURE OF ACCOUNTS. Each of the Accounts shall be a bona fide and valid account representing a bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto (PROVIDED that immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of a Borrower, or work, labor or services theretofore rendered by a Borrower as of the date each Account is created. Same shall be due and owing in accordance with the applicable Borrower's standard terms of sale without dispute, setoff or counterclaim except as may be stated on the accounts receivable schedules delivered by the Borrowers to Agent.

                  (b) SOLVENCY OF CUSTOMERS. Each Customer, to the best of each Borrower's knowledge, as of the date each Account is created, is and will be solvent and able to pay all Accounts on which the Customer is obligated in full when due or with respect to such Customers of any Borrower who are not solvent such Borrower has set up on its books and in its financial records bad debt reserves adequate to cover such Accounts.

                  (c) LOCATIONS OF BORROWER. Each Borrower's chief executive office is located at the addresses set forth on Schedule 4.15(c). Until written notice is given to Agent by Borrowing Agent of any other office at which any Borrower keeps its records pertaining to Accounts and the other Receivables, all such records shall be kept at such executive office.

                  (d) COLLECTION OF ACCOUNTS AND OTHER RECEIVABLES. Until any Borrower's authority to do so is terminated by Agent (which notice Agent may give at any time following the occurrence of an Event of Default), with respect to any payment, collection or other recovery not subject to the Factoring Agreement and the Factor's rights thereunder, each Borrower will, at such Borrower's sole cost and expense, but on Agent's behalf and for Agent's account, collect as Agent's property and in trust for Agent all amounts received on Accounts and other Receivables, and shall not commingle such collections with any Borrower's funds or use the same except to pay Obligations. Upon Agent's request, each Borrower shall deliver to Agent, or deposit in the Blocked Account, in original form and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness to the extent not collected by Factor under the Factoring Agreement.

                  (e) RESERVED.

                  (f) POWER OF AGENT TO ACT ON  BORROWERS'  BEHALF.  Subject  to
         Factor's rights under the Factoring Agreement, Agent shall have the right to receive, endorse, assign and/or deliver in the name of Agent or any Borrower any and all checks, drafts and other instruments for the payment of money relating to the Accounts and other Receivables, and each Borrower hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. Each Borrower hereby constitutes Agent or Agent's designee as such Borrower's attorney with power (i) to endorse such Borrower's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (ii) to sign such Borrower's name on any invoice or bill of lading relating to any of the Accounts and other Receivables, drafts against Customers, assignments and verifications of Accounts and other Receivables; (iii) to send verifications of Accounts and other Receivables to any Customer or Person; (iv) to sign such Borrower's name on all financing statements or any other documents or instruments deemed necessary or appropriate by Agent to preserve, protect, or perfect Agent's interest in the Collateral and to file same; (v) to demand payment of the Accounts and other Receivables; (vi) to enforce payment of the Accounts and other Receivables by legal proceedings or otherwise; (vii) to exercise all of the Borrowers' rights and remedies with respect to the collection of the Accounts and any other Collateral; (viii) to settle, adjust, compromise, extend or renew the Accounts and other Receivables; (ix) to settle, adjust or compromise any legal proceedings brought to collect Accounts and other Receivables; (x) to prepare, file and sign such Borrower's name on a proof of claim in bankruptcy or similar document against any Customer;
         (xi) to prepare, file and sign such Borrower's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Accounts; and (xii) to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence; this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid. Agent shall have the right at any time following the occurrence of an Event of Default or Default, to change the address for delivery of mail addressed to any Borrower to such address as Agent may designate and to receive, open and dispose of all mail addressed to any Borrower.

                  (g) NO LIABILITY. Neither Agent nor any Lender shall, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Accounts, other Receivables or any instrument received in payment thereof, or for any damage resulting therefrom. Following the occurrence of an Event of Default or Default Agent may, without notice or consent from any Borrower, but in all respects subject to the rights of Factor under the Factoring Agreement, sue upon or otherwise collect, extend the time of payment of, compromise or settle for cash, credit or upon any terms any of the Accounts, other Receivables or any other securities, instruments or insurance applicable thereto and/or release any obligor thereof. Subject to the rights of Factor under the Factoring Agreement, Agent is authorized and empowered to accept following the occurrence of an Event of Default or Default the return of the goods represented by any of the Accounts and other Receivables, without notice to or consent by any Borrower, all without discharging or in any way affecting any Borrower's liability hereunder.

                  (h) ESTABLISHMENT OF A LOCKBOX ACCOUNT,  DOMINION ACCOUNT. All
         proceeds of Collateral shall be deposited by the Borrowers into a lockbox account, dominion account or such other "blocked account" (collectively, the "Blocked Accounts") as Agent may require pursuant to an arrangement with such bank as may be selected by the Borrowers and be acceptable to Agent. The Borrowers shall issue to any such bank, an irrevocable letter of instruction directing said bank to transfer such funds so deposited to Agent, either to any account maintained by Agent at said bank or by wire transfer to appropriate  account(s)  of  Agent.  All funds  deposited  in a Blocked
         Account shall immediately become the property of Agent and the Borrowers shall obtain the agreement by such bank to waive any offset rights against the funds so deposited. Neither Agent nor any Lender assumes any responsibility for any Blocked Account arrangement, including, without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder. Alternatively, Agent may establish depository accounts (collectively, the "Depository Accounts") in the name of Agent at a bank or banks for the deposit of such funds and the Borrowers shall deposit all proceeds of Collateral or cause same to be deposited, in kind, in such Depository Accounts of Agent in lieu of depositing same to the Blocked Accounts.

                  (i) ADJUSTMENTS. No Borrower will, without Agent's consent, compromise or adjust any Accounts or other Receivables (or extend the time for payment thereof) or accept any returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary in the business of such Borrower.

         4.16 INVENTORY. To the extent Inventory held for sale or lease has been produced by any Borrower, it has been and will be produced by such Borrower in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder.

         4.17 MAINTENANCE OF EQUIPMENT. The Equipment shall be maintained in good operating condition and repair (reasonable wear and tear excepted) and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved. No Borrower shall use or operate the Equipment in violation of any law, statute, ordinance, code, rule or regulation in any material respect. Each Borrower shall have the right to sell Equipment to the extent set forth in Section 4.3.

         4.18 EXCULPATION OF LIABILITY. Nothing herein contained shall be construed to constitute Agent or any Lender as any Borrower's agent for any purpose whatsoever, nor shall Agent or any Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. Neither Agent nor any Lender, whether by anything herein or in any assignment or otherwise, assume any Borrower's obligations under any contract or agreement assigned to Agent or such Lender, and neither Agent nor any Lender shall be responsible in any way for the performance by such Borrower of any of the terms and conditions thereof.

         4.19 ENVIRONMENTAL MATTERS.

                  (a) The Borrowers shall ensure that the Real Property remains in compliance with all Environmental Laws and they shall not place or permit to be placed any Hazardous Substances on any Real Property except as not prohibited by applicable law or appropriate governmental authorities.

                  (b) The Borrowers shall establish and maintain a system to assure and monitor continued compliance with all applicable Environmental Laws which system shall include periodic reviews of such compliance.

                  (c) The Borrowers shall (i) employ in connection with the use of the Real Property appropriate technology necessary to maintain compliance with any applicable Environmental Laws and (ii) dispose of any and all Hazardous Waste generated at the Real Property only at facilities and with carriers that maintain valid permits under RCRA and any other applicable Environmental Laws. The Borrowers shall use their best efforts to obtain certificates of disposal, such as hazardous waste manifest receipts, from all treatment, transport, storage or disposal facilities or operators employed by the Borrowers in connection with the transport or disposal of any Hazardous Waste generated at the Real Property.

                  (d) In the event any Borrower obtains, gives or receives notice of any Release or threat of Release of a reportable quantity of any Hazardous Substances at the Real Property (any such event being hereinafter referred to as a "Hazardous Discharge") or receives any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions at the Real Property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous
         Discharge or violation of Environmental Laws affecting the Real Property or any Borrower's interest therein (any of the foregoing is referred to herein as an "Environmental Complaint") from any Person, including any state agency responsible in whole or in part for environmental matters in the state in which the Real Property is located or the United States Environmental Protection Agency (any such person or entity hereinafter the "Authority"), then Borrowing Agent shall, within five (5) Business Days, give written notice of same to Agent detailing facts and circumstances of which any Borrower is aware giving rise to the Hazardous Discharge or Environmental Complaint. Such information is to be provided to allow Agent to protect its security interest in the Real Property and is not intended to create nor shall it create any obligation upon Agent or any Lender with respect thereto.

                  (e) The Borrowers shall promptly forward to Agent copies of any request for information, notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Substances at any other site owned, operated or used by any Borrower to dispose of Hazardous Substances and shall continue to forward copies of correspondence between any Borrower and the Authority regarding such claims to Agent until the claim is settled. The Borrowers shall promptly forward to Agent copies of all documents and reports concerning a Hazardous Discharge at the Real Property that any Borrower is required to file under any Environmental Laws. Such information is to be provided solely to allow Agent to protect Agent's security interest in the Real Property and the Collateral.

                  (f) The Borrowers shall respond promptly to any Hazardous Discharge or Environmental Complaint and take all necessary action in order to safeguard the health of any Person and to avoid subjecting the Collateral or Real Property to any Lien. If any Borrower shall fail to respond promptly to any Hazardous Discharge or Environmental Complaint or any Borrower shall fail to comply with any of the requirements of any Environmental Laws, Agent, on behalf of the Lenders, may, but without the obligation to do so, for the sole purpose of protecting Agent's interest in Collateral: (A) give such notices or (B) enter onto the Real

         Property (or authorize third parties to enter onto the Real Property) and take such actions as Agent (or such third parties as directed by Agent) deem reasonably necessary or advisable, to clean up, remove, mitigate or otherwise deal with any such Hazardous Discharge or Environmental Complaint. All reasonable costs and expenses incurred by Agent and the Lenders (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate for Domestic Rate Loans constituting Revolving Advances shall be paid upon demand by the Borrowers, and until paid shall be added to and become a part of the Obligations secured by the Liens created by the terms of this Agreement or any other agreement between Agent, any Lender and any Borrower.

                  (g) Promptly upon the written request of Agent from time to time, the Borrowers shall provide Agent, at the Borrowers' expense, with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable in the reasonable opinion of Agent, to assess with a reasonable degree of certainty the existence of a Hazardous Discharge and the potential costs in connection with abatement, cleanup and removal of any Hazardous Substances found on, under, at or within the Real Property. Any report or investigation of such Hazardous Discharge proposed and acceptable to an appropriate Authority that is charged to oversee the clean-up of such Hazardous Discharge shall be acceptable to Agent. If such estimates, individually or in the aggregate, exceed $100,000, Agent shall have the right to require the Borrowers to post a bond, letter of credit or other security reasonably satisfactory to Agent to secure payment of these costs and expenses.

                  (h) The Borrowers shall defend and indemnify Agent and the Lenders and hold Agent, the Lenders and their respective employees, agents, directors and officers harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including attorney's fees, suffered or incurred by Agent or the Lenders under or on account of any Environmental Laws, including, without limitation, the assertion of any Lien thereunder, with respect to any Hazardous Discharge, the presence of any Hazardous Substances affecting the Real Property, whether or not the same originates or emerges from the Real Property or any contiguous real estate, including any loss of value of the Real Property as a result of the foregoing except to the extent such loss, liability, damage and expense is attributable to any Hazardous Discharge resulting from actions on the part of Agent or any Lender. The Borrowers' obligations under this Section 4.19 shall arise upon the discovery of the presence of any Hazardous Substances at the Real Property, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Substances. The Borrowers' obligations and the indemnifications hereunder shall survive the termination of this Agreement.

                  (i) For purposes of Sections 4.19 and 5.7, all references to Real Property shall be deemed to include all of the Borrowers' right, title and interest in and to its owned and leased premises.

         4.20 FINANCING STATEMENTS. Except as respects the financing statements filed by Agent and the financing statements described on Schedule 1.2, no financing statement covering any of the Collateral or any proceeds thereof is on file in any public office.

V.       REPRESENTATIONS AND WARRANTIES.

         Each Borrower represents and warrants as follows:

         5.1 AUTHORITY. Each Borrower has full power, authority and legal right to enter into this Agreement and the Other Documents and to perform all its respective Obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and of the Other Documents (a) are within such Borrower's limited liability company or corporate powers, have been duly authorized, are not in contravention of law or the terms of such Borrower's certificate of formation, limited liability company agreement, by-laws, certificate of incorporation or other applicable documents relating to such Borrower's formation or to the conduct of such Borrower's business or of any material agreement or undertaking to which such Borrower is a party or by which such Borrower is bound, and (b) will not conflict with nor result in any material breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of such Borrower under the provisions of any agreement, charter document, instrument, by-law, or other instrument to which such Borrower or its property is a party or by which it may be bound.

         5.2 FORMATION AND QUALIFICATION. (a) Each Borrower is duly formed or incorporated and in good standing under the laws of the state listed on Schedule 5.2(a) and is qualified to do business and is in good standing in the states listed on Schedule 5.2(a) which constitute all states in which qualification and good standing are necessary for such Borrower to conduct its business and own its property and where the failure to so qualify could reasonably be expected to have a Material Adverse Effect. The exact State organizational number of each Borrower is set forth on Schedule 5.2(a). Each Borrower has delivered to Agent true and complete copies of its certificate of formation, limited liability company agreement, certificate of incorporation and by-laws, as the case may be and will promptly notify Agent of any amendment or changes thereto.

                  (b) The only  Subsidiaries  of each  Borrower  are  listed  on
         Schedule 5.2(b).

         5.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of such Borrower contained in this Agreement and the Other Documents shall be true at the time of such Borrower's execution of this Agreement and the Other Documents, and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

         5.4 TAX RETURNS. Each Borrower's federal tax identification number is set forth on Schedule 5.4. Each Borrower has filed all federal, state and local tax returns and other reports each is required by law to file and has paid all taxes, assessments, fees and other governmental charges that are due and payable. Federal, state and local income tax returns of each Borrower have been examined and reported upon by the appropriate taxing authority or closed by applicable statute and satisfied for all fiscal years prior to and including the fiscal year ending December 31, 2004. The provision for taxes on the books of each Borrower are adequate for all years not closed by applicable statutes, and for its current fiscal year, and no Borrower has any knowledge of any deficiency or additional assessment in connection therewith not provided for on its books.

         5.5 FINANCIAL STATEMENTS.

                  (a) The pro forma balance sheet of the Borrowers as at April 30, 2006 on a Consolidated Basis (the "Pro Forma Balance Sheet") furnished to Agent on the Closing Date reflects the consummation of the transactions contemplated under this Agreement (the "Transactions") and fairly reflects the financial condition of the Borrowers on a Consolidated Basis as of the Closing Date after giving effect to the Transactions, and has been prepared in accordance with GAAP, consistently applied. The Pro Forma Balance Sheet has been certified as accurate, complete and correct in all material respects by the President and Chief Financial Officer of the Borrowers. All financial statements referred to in this Section 5.5(a), including the related schedules and notes thereto, have been prepared, in accordance with GAAP, except as may be disclosed in such financial statements.

                  (b) The twelve-month cash flow projections of the Borrowers on a Consolidated Basis and their projected balance sheets as of the Closing Date, copies of which are annexed hereto as Exhibit 5.5(b) were prepared by the Chief Financial Officer of the Borrowers, are based on underlying assumptions which provide a reasonable basis for the projections contained therein and reflect the Borrowers' judgment based on present circumstances of the most likely set of conditions and course of action for the projected period. The cash flow Projections together with the Pro Forma Balance Sheet, are referred to as the "Pro Forma Financial Statements".

                  (c) The consolidated and consolidating balance sheets of the Borrowers, their Subsidiaries and such other Persons described therein (including the accounts of all Subsidiaries for the respective periods during which a subsidiary relationship existed) as of April 30, 2006, and the related statements of income, changes in stockholder's equity, and changes in cash flow for the period ended on such date, all accompanied by reports thereon, have been delivered to Agent. Except as set forth on Schedule 5.5 (c), since March 31, 2006 there has been no change in the condition, financial or otherwise, of the Borrowers or their Subsidiaries as shown on the consolidated balance sheet as of such date and no material change in the aggregate value of machinery, equipment and Real Property owned by the Borrowers and their Subsidiaries except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse.

         5.6 CORPORATE NAME. The exact name of each Borrower is set forth in the first paragraph to this Agreement (or, if such Borrower is not listed in such first paragraph, such exact name is set forth on Schedule 5.6). No Borrower has been known by any other corporate, limited liability company or partnership name in the past five years and no Borrower sells Inventory under any other name except as set forth on Schedule 5.6, nor has any Borrower been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person during the preceding five (5) years.

         5.7 O.S.H.A. AND ENVIRONMENTAL COMPLIANCE.

                  (a) Each Borrower has duly complied with, and its  facilities, business, assets, property, leaseholds and Equipment are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act, the Environmental Protection Act,

         RCRA and all other Environmental Laws; there have been no outstanding citations, notices or orders of non-compliance issued to any Borrower or relating to its business, assets, property, leaseholds or Equipment under any such laws, rules or regulations.

                  (b) Each Borrower has been issued all required federal, state and local licenses, certificates or permits relating to all applicable Environmental Laws, except as set forth on Schedule 5.7.

                  (c) (i) There are no visible signs of releases, spills, discharges, leaks or disposal (each, a "Release") of Hazardous Substances at, upon, under or within any Real Property or any premises leased by any Borrower; (ii) there are no underground storage tanks or polychlorinated biphenyls on the Real Property or any premises leased by any Borrower; (iii) neither the Real Property nor to the knowledge of any Borrower any premises leased by any Borrower has ever been used as a treatment, storage or disposal facility of Hazardous Waste; and
         (iv) no Hazardous Substances are present on the Real Property or any premises leased by any Borrower, excepting such quantities as are handled in accordance with all applicable manufacturer's instructions and governmental regulations and in proper storage containers and as are necessary for the operation of the commercial business of any Borrower or of its tenants, in each case except as set forth on
         Schedule 5.7.

         5.8 SOLVENCY; NO LITIGATION, VIOLATION, INDEBTEDNESS OR DEFAULT.

                  (a) After giving effect to the Transactions, Borrowers, on a consolidated basis, will be solvent, able to pay their debts as they mature, have capital sufficient to carry on their business and all businesses in which they are about to engage, and (i) as of the Closing Date, the fair present saleable value of Borrowers' assets, calculated on a consolidated, going concern basis, is in excess of the amount of their consolidated liabilities and (ii) subsequent to the Closing Date, the fair saleable value of each Borrower's assets (calculated on a consolidated, going concern basis) will be in excess of the amount of their consolidated liabilities.

                  (b) Except as disclosed in Schedule 5.8, no Borrower has (i) any pending or threatened litigation, arbitration, actions or proceedings which involve the possibility of having a Material Adverse Effect, and (ii) any liabilities nor indebtedness for borrowed money other than the Obligations.

                  (c) No Borrower is in violation of any applicable statute, regulation or ordinance in any respect which could reasonably be expected to have a Material Adverse Effect, nor is any Borrower in violation of any order of any court, governmental authority or arbitration board or tribunal.

                  (d) No Borrower nor any member of the Controlled Group maintains or contributes to any Plan other than those listed on
         Schedule 5.8. Except as set forth in Schedule 5.8(d), (i) no Plan has incurred any "accumulated funding deficiency," as defined in Section 302(a)(2) of ERISA and Section 412(a) of the Code, whether or not waived, and each Borrower and each member of the Controlled Group has met all applicable minimum funding requirements under Section 302 of ERISA in respect of each Plan, (ii) each Plan which is intended to be a qualified plan under Section 401(a) of the Code as currently in effect has been determined by the

         Internal Revenue Service to be qualified under Section 401(a) of the Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Code, (iii) no Borrower nor any member of the Controlled Group has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due which are unpaid, (iv) no Plan has been terminated by the plan administrator thereof nor by the PBGC, and there is no occurrence which would cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Plan, (v) at this time, the current value of the assets of each Plan exceeds the present value of the accrued benefits and other liabilities of such Plan and no Borrower nor any member of the Controlled Group knows of any facts or circumstances which would materially change the value of such assets and accrued benefits and other liabilities, (vi) no Borrower or any member of the Controlled Group has breached any of the responsibilities, obligations or duties imposed on it by ERISA with respect to any Plan, (vii) no Borrower nor any member of a Controlled Group has incurred any liability for any excise tax arising under Section 4972 or 4980B of the Code, and no fact exists which could give rise to any such liability,
         (viii) no Borrower nor any member of the Controlled Group nor any fiduciary of, nor any trustee to, any Plan, has engaged in a "prohibited transaction" described in Section 406 of ERISA or Section 4975 of the Code nor taken any action which would constitute or result in a Termination Event with respect to any such Plan which is subject to ERISA, (ix) each Borrower and each member of the Controlled Group has made all contributions due and payable with respect to each Plan,
         (x) there exists no event described in Section 4043(b) of ERISA, for which the thirty (30) day notice period contained in 29 CFR ss.2615.3 has not been waived, (xi) no Borrower nor any member of the Controlled Group has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than employees or former employees of any Borrower and any member of the Controlled Group, and (xii) no Borrower nor any member of the Controlled Group has withdrawn, completely or partially, from any Multiemployer Plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980.

         5.9 PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES. All patents, patent applications, trademarks, trademark applications, service marks, service mark applications, copyrights, copyright applications, design rights, tradenames, assumed names, trade secrets and licenses owned or utilized by any Borrower are set forth on Schedule 5.9, are valid and have been duly registered or filed with all appropriate governmental authorities and constitute all of the intellectual property rights which are necessary for the operation of its business; there is no objection to or pending challenge to the validity of any such material patent, trademark, copyright, design right, tradename, trade secret or license and no Borrower is aware of any grounds for any challenge, except as set forth in Schedule 5.9. Each patent, patent application, patent license, trademark, trademark application, trademark license, service mark, service mark application, service mark license, copyright, copyright application and copyright license owned or held by any Borrower and all trade secrets used by any Borrower consist of original material or property developed by such Borrower or was lawfully acquired by such Borrower from the proper and lawful owner thereof. Each of such items has been maintained so as to preserve the value thereof from the date of creation or acquisition thereof.

         5.10 LICENSES AND PERMITS.  Each Borrower (a) is in compliance with and
(b) has procured and is now in possession of, all material licenses or permits required by any applicable federal, state, or local law or regulation for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business and where the failure to procure such licenses or permits could have a Material Adverse Effect.

         5.11 DEFAULT OF INDEBTEDNESS. No Borrower is in default in the payment of the principal of or interest on any Indebtedness or under any instrument or agreement under or subject to which any Indebtedness has been issued and no event has occurred under the provisions of any such instrument or agreement which with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder.

         5.12 NO DEFAULT. Except as set forth on Schedule 5.12:

                  (a) No Borrower is in default in the payment or performance of any of its contractual obligations.

                  (b) No Event of Default has occurred which would have a Material Adverse Effect.

         5.13 NO BURDENSOME RESTRICTIONS. No Borrower is party to any contract or agreement the performance of which could have a Material Adverse Effect. No Borrower has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Encumbrance.

         5.14 NO LABOR DISPUTES. No Borrower is involved in any labor dispute; there are no strikes or walkouts or union organization of any Borrower's employees threatened or in existence and no labor contract is scheduled to expire during the Term other than as set forth on Schedule 5.14.

         5.15 MARGIN REGULATIONS. No Borrower is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the meaning of the quoted term under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Advance will be used for "purchasing" or "carrying" "margin stock" as defined in Regulation U of such Board of Governors.

         5.16 INVESTMENT COMPANY ACT. No Borrower is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.

         5.17 DISCLOSURE. No representation or warranty made by any Borrower in this Agreement or in any financial statement, report, certificate or any other document furnished in connection herewith contains any untrue statement of fact or omits to state any fact necessary to make the statements herein or therein not misleading. There is no fact known to the Borrowers or which reasonably should be known to the Borrowers which the Borrowers have not disclosed to Agent in writing with respect to the transactions contemplated this Agreement which could reasonably be expected to have a Material Adverse Effect.

         5.18 SWAPS. Except as set forth on Schedule 5.18 hereto, no Borrower is a party to, nor will it be a party to, any swap agreement whereby such Borrower has agreed or will agree to swap interest rates or currencies.

         5.19 CONFLICTING AGREEMENTS. After giving effect to the terms and provisions of the Intercreditor Agreement, no provision of any mortgage, indenture, contract, agreement, judgment, decree or order binding on any Borrower or affecting the Collateral conflicts with, or requires any Consent which has not already been obtained to, or would in any way prevent the execution, delivery or performance of, the terms of this Agreement or the Other Documents.

         5.20 APPLICATION OF CERTAIN LAWS AND REGULATIONS. No Borrower nor any Affiliate of any Borrower is subject to any statute, rule or regulation which regulates the incurrence of any Indebtedness, including, without limitation, statutes or regulations relative to common or interstate carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

         5.21 BUSINESS AND PROPERTY OF BORROWERS. Upon and after the Closing Date, the Borrowers do not propose to engage in any business other than sourcing, importation and sale of apparel and activities necessary to conduct the foregoing. On the Closing Date, each Borrower will own all the property and possess all of the rights and Consents necessary for the conduct of the business of such Borrower.

         5.22 MATERIAL CONTRACTS. Schedule 5.22 contains a true, correct and complete list of all contracts which are material to the operation of any Borrower's business. Except as set forth on Schedule 5.22, each such contract is in full force and effect and no material defaults enforceable against such Borrower exist thereunder. No Borrower has received notice from any party to such contract stating that it intends to terminate or amend such contract.

         5.23 INACTIVE SUBSIDIARIES. PBG7, LLC, United, UAV (Delaware), LLC and PBCR (the "Inactive Subsidiaries") are Inactive Subsidiaries. None of the Inactive Subsidiaries has any assets, Indebtedness or material liabilities.

VI.      AFFIRMATIVE COVENANTS.

         Each Borrower shall, until payment in full of the Obligations and termination of this Agreement:

         6.1 PAYMENT OF FEES. Pay to Agent (a) on demand all usual and customary fees and expenses which Agent incurs in connection with (i) the forwarding of Advance proceeds and (ii) the establishment and maintenance of any Blocked Accounts or Depository Accounts as provided for in Section 4.15(h) and (b) such fees and charges in the amounts and on the dates set forth in the Fee Letter. Agent may, without making demand, charge the Borrowers' Account for all such fees and expenses.

         6.2 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE AND ASSETS. (I) Conduct continuously and operate actively its business according to good business practices and maintain all of its properties useful or necessary in its business in good working order and condition (reasonable wear and tear excepted and except as may be disposed of in accordance with the terms of this Agreement), including, without limitation, all licenses, patents, copyrights, design rights, tradenames, trade secrets and trademarks and take all actions necessary to enforce and protect the validity of any intellectual property right or other right included in the Collateral; (ii) keep in full force and effect its existence and comply in all material respects with the laws and regulations governing the conduct of its business where the failure to do so could reasonably be expected to have a Material Adverse Effect; and (iii) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States or any political subdivision thereof .

         6.3 VIOLATIONS. Promptly notify Agent in writing of any violation of any law, statute, regulation or ordinance of any Governmental Body, or of any agency thereof, applicable to any Borrower which could reasonably be expected to have a Material Adverse Effect.

         6.4 GOVERNMENT RECEIVABLES. Take all steps necessary to protect Agent's interest in the Collateral under the Federal Assignment of Claims Act or other applicable state or local statutes or ordinances and deliver to Agent appropriately endorsed, any instrument or chattel paper connected with any Receivable arising out of contracts between any Borrower and the United States, any state or any department, agency or instrumentality of any of them.

         6.5 EXECUTION OF SUPPLEMENTAL INSTRUMENTS. Execute and deliver to Agent from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as Agent may request, in order that the full intent of this Agreement may be carried into effect.

         6.6 PAYMENT OF INDEBTEDNESS. Subject at all times to any applicable subordination or intercreditor arrangement in favor of Agent and/or the Lenders, pay, discharge or otherwise satisfy at or before maturity (subject, where applicable, to specified grace periods and, in the case of the trade payables, to normal payment practices) all its obligations and liabilities of whatever nature, except when the failure to do so could not reasonably be expected to have a Material Adverse Effect or when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and each Borrower shall have provided for such reserves as Agent may reasonably deem proper and necessary.

         6.7 STANDARDS OF FINANCIAL STATEMENTS. Cause all financial statements referred to in Sections 9.7, 9.8, 9.9, 9.10 and 9.12 as to which GAAP is applicable to be complete and correct in all material respects (subject, in the case of interim financial statements, to normal year-end audit adjustments) and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as concurred in by such reporting accountants or officer, as the case may be, and disclosed therein).

         6.8 FINANCIAL COVENANTS. The Borrowers hereby covenant and agree as set forth below:

                  (a) INTEREST COVERAGE RATIO. Borrowers will not permit their Interest Coverage Ratio with respect to the twelve consecutive month period ending on the last day of any Fiscal Quarter of any Fiscal Year to be less than the ratio set forth below opposite such Fiscal Quarter;

         PROVIDED, HOWEVER, that the Interest Coverage Ratio shall be calculated based on financial information for only those Fiscal Quarters during which this Agreement was in effect, such that (i) the ratio for the Fiscal Quarter ending on the last day of June 2006 shall be calculated with respect to the three consecutive month period ending on the last day of such Fiscal Quarter only, (ii) the ratio for the Fiscal Quarter ending on the last day of September 2006 shall be calculated with respect to the six consecutive month period ending on the last day of such Fiscal Quarter only and (iii) the ratio for the Fiscal Quarter ending on the last day of December 2006 shall be calculated with respect to the nine consecutive month period ending on the last day of such Fiscal Quarter only:

                FISCAL QUARTER ENDING                                 RATIO
                ---------------------                                 ------
                June 2006                                             1.75:1
                September 2006                                        1.75:1
                December 2006                                         1.75:1
                March 2007                                            1.75:1
                June 2007                                             1.75:1
                September 2007                                        1.75:1
                December 2007                                         1.75:1
                March 2008                                            1.75:1
                June 2008                                             2.00:1
                September 2008                                        2.00:1
                December 2008                                         2.00:1
                March 2009                                            2.25:1
                June 2009                                             2.25:1
                September 2009                                        2.25:1
                December 2009                                         2.50:1
                March 2010                                            2.75:1
                June 2010                                             2.75:1
                September 2010                                        3.00:1
                December 2010                                         3.00:1

                  (b) MINIMUM EBITDA. The Borrowers will not permit EBITDA for the twelve-month period ending on the last day of any Fiscal Quarter to be less than the amounts set forth below; PROVIDED, HOWEVER, that EBITDA shall be calculated based on financial information for only those Fiscal Quarters during which this Agreement was in effect, such that (i) EBITDA for the Fiscal Quarter ending on the last day of June 2006 shall be calculated with respect to the three consecutive month period ending on the last day of such Fiscal Quarter only, (ii) EBITDA for the Fiscal Quarter ending on the last day of September 2006 shall be calculated with respect to the six consecutive month period ending on the last day of such Fiscal Quarter only and (iii) EBITDA for the Fiscal Quarter ending on the last day of December 2006 shall be calculated with respect to the nine consecutive month period ending on the last day of such Fiscal Quarter only:


                FISCAL QUARTER ENDING                                 EBITDA
                ---------------------                                 ------
                June 2006                                           $ 3,700,000
                September 2006                                      $ 7,800,000
                December 2006                                       $12,000,000

                March 2007                                          $15,000,000
                June 2007                                           $15,500,000
                September 2007                                      $16,000,000
                December 2007                                       $17,000,000
                March 2008                                          $17,500,000
                June 2008                                           $18,200,000
                September 2008                                      $18,700,000
                December 2008                                       $19,400,000
                March 2009                                          $19,900,000
                June 2009                                           $20,500,000
                September 2009                                      $21,000,000
                December 2009                                       $21,500,000
                March 2010                                          $22,000,000
                June 2010                                           $22,500,000
                September 2010                                      $23,000,000
                December 2010                                       $23,500,000


         6.9 INACTIVE SUBSIDIARIES. Not permit any Inactive Subsidiary to conduct any business, obtain any assets or incur any liabilities and, if any Inactive Subsidiary is not liquidated within 60 days after the Closing Date, or if any Inactive Subsidiary shall conduct any business, obtain any assets or incur any liabilities prior to such 60th day, then such Inactive Subsidiary shall become a guarantor of the Obligations hereunder and enter into agreements as required by Agent and deliver an opinion of counsel with respect to such agreements, satisfactory to Agent.

VII.     NEGATIVE COVENANTS.

         No Borrower shall, until satisfaction in full of the Obligations and termination of this Agreement, except as otherwise expressly permitted in this
Article VII:

         7.1 MERGER, CONSOLIDATION, ACQUISITION AND SALE OF ASSETS.

                  (a) Enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or a substantial portion of the assets or stock of any Person or permit any other Person to consolidate with or merge with it.

                  (b) Sell, lease, transfer or otherwise dispose of any of its properties or assets, except in the ordinary course of its business and except as provided in Section 4.3.

         7.2 CREATION OF LIENS. Create or suffer to exist any Lien or transfer upon or against any of its property or assets now owned or hereafter acquired, except Permitted Encumbrances.

         7.3 GUARANTEES. Become liable upon the obligations of any Person by assumption, endorsement or guaranty thereof or otherwise (other than to the Lenders) except (a) from and after the date hereof, with respect to guarantees made in the ordinary course of business in support of the purchase by any Affiliate of fabric, trim or quota in an aggregate amount among all Borrowers not to exceed $2,000,000 at any time outstanding, (b) as disclosed on Schedule 7.3, and (c) the endorsement of checks in the ordinary course of business.

         7.4 INVESTMENTS. Purchase or acquire obligations or stock of, or any other interest in, any Person, except (a) from and after the date hereof, purchases or acquisitions of obligations or stock of, or any other interest in, Persons in an aggregate amount among all Borrowers not to exceed $500,000, and
(b) Cash Equivalents.

         7.5 LOANS. Make advances, loans or extensions of credit to any Person, including, without limitation, any Parent, Subsidiary or Affiliate except (a) with respect to the extension of commercial trade credit and deposits for quota or Inventory in connection with the sale of Inventory in the ordinary course of its business (b) with respect to working capital loans to a Subsidiary not to exceed the aggregate amount of among all Borrowers $1,000,000 at any time outstanding or (c) with respect to intercompany loans between any Borrower and any other Borrower.

         7.6 RESERVED.

         7.7 DIVIDENDS AND DISTRIBUTIONS. Declare, pay or make any dividend or distribution on any shares of the common stock, preferred stock or other equity interests of any Borrower (other than dividends or distributions payable in its stock or other equity interests or split-ups or reclassifications of its stock or other equity interests) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any common or preferred stock, or of any options to purchase or acquire any such shares of common or preferred stock or other equity interests of any Borrower.

         7.8 INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness (exclusive of trade debt) of the Borrowers except for Indebtedness set forth on Schedule 7.8 hereof.

         7.9 NATURE OF BUSINESS. Substantially change the nature of the business in which it is presently engaged, nor except as specifically permitted hereby purchase or invest, directly or indirectly, in any assets or property other than in the ordinary course of business for assets or property which are useful in, necessary for and are to be used in its business as presently conducted.

         7.10 TRANSACTIONS WITH AFFILIATES. Except as permitted in Sections 7.5 and 7.8, directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, any Affiliate, except transactions disclosed in the ordinary course of business, on an arm's-length basis on terms no less favorable than terms which would have been obtainable from a Person other than an Affiliate. In addition, any Borrower may make advances, loans or extensions of credit to certain Affiliates designated on Schedule 7.10 in the ordinary course of such Borrower's business as presently conducted; PROVIDED, that the aggregate amount owing from any such Affiliate shall at no time exceed the amounts outstanding as of the date hereof as more particularly set forth on Schedule 7.10.

         7.11 LEASES. Enter as lessee into any lease arrangement for real or personal property (unless capitalized and permitted under Section 7.6) if after giving effect thereto, aggregate annual rental payments among all Borrowers for all leased property would exceed $1,000,000 in any one fiscal year for all Borrowers.

         7.12 SUBSIDIARIES.

                  (a) Form any Subsidiary unless (i) such Subsidiary expressly joins in this Agreement as a Borrower and becomes jointly and severally liable for the obligations of the Borrowers hereunder, under the Notes, and under any other agreement between any Borrower and the Lenders and
         (ii) Agent shall have received all documents, including legal opinions, it may reasonably require to establish compliance with each of the foregoing conditions.

                  (b) Enter into any partnership, joint venture or similar arrangement.

         7.13 FISCAL YEAR AND ACCOUNTING CHANGES. Change its fiscal year end from December 31 or make any change (a) in accounting treatment and reporting practices except as required by GAAP or (b) in tax reporting treatment except as required by law.

         7.14 PLEDGE OF CREDIT. Now or hereafter pledge Agent's or any Lender's credit on any purchases or for any purpose whatsoever or use any portion of any Advance in or for any business other than the applicable Borrower's business as conducted on the date of this Agreement.

         7.15 AMENDMENT OF ARTICLES OF FORMATION, LLC AGREEMENT, CERTIFICATE OF INCORPORATION AND BY-LAWS. Amend, modify or waive any term or provision of its Articles of Formation, LLC Agreement, Certificate of Incorporation and By-Laws or any shareholders agreement unless required by law which amendment would have a Material Adverse Effect.

         7.16 COMPLIANCE WITH ERISA. (a) (i) Maintain, or permit any member of the Controlled Group to maintain, or (ii) become obligated to contribute, or permit any member of the Controlled Group to become obligated to contribute, to any Plan, other than those Plans disclosed on Schedule 5.8(d), (b) engage, or permit any member of the Controlled Group to engage, in any non-exempt "prohibited transaction", as that term is defined in section 406 of ERISA and
Section 4975 of the Code, (c) incur, or permit any member of the Controlled Group to incur, any "accumulated funding deficiency", as that term is defined in
Section 302 of ERISA or Section 412 of the Code, (d) terminate, or permit any member of the Controlled Group to terminate, any Plan where such event could result in any liability of any Borrower or any member of the Controlled Group or the imposition of a lien on the property of any Borrower or any member of the Controlled Group pursuant to Section 4068 of ERISA, (e) assume, or permit any member of the Controlled Group to assume, any obligation to contribute to any Multiemployer Plan not disclosed on Schedule 5.8(d), (f) incur, or permit any member of the Controlled Group to incur, any withdrawal liability to any Multiemployer Plan; (g) fail promptly to notify Agent of the occurrence of any Termination Event, (h) fail to comply, or permit a member of the Controlled Group to fail to comply, with the requirements of ERISA or the Code or other applicable laws in respect of any Plan, (i) fail to meet, or permit any member of the Controlled Group to fail to meet, all minimum funding requirements under ERISA or the Code or postpone or delay or allow any member of the Controlled Group to postpone or delay any funding requirement with respect of any Plan.

         7.17 PREPAYMENT OF INDEBTEDNESS. At any time, directly or indirectly, prepay any Indebtedness (other than to the Lenders or to prepay any loans among the Borrowers and the mandatory prepayments under the Guggenheim Loan Agreement contemplated under Section 2.15(a) and Section 4.11 hereof), or repurchase, redeem, retire or otherwise acquire any Indebtedness of any Borrower, EXCEPT THAT, Borrower may make voluntary prepayments under the Guggenheim Loan Agreement so long as immediately prior to and after giving effect to any such voluntary prepayment, no Default or Event of Default exists and Undrawn Availability is not less than $1.00.

         7.18 JURISDICTION OF ORGANIZATION. Change the jurisdiction in which it is incorporated or otherwise organized, unless it has given Agent not less than thirty (30) days prior written notice thereof.

         7.19 CAPITAL EXPENDITURES. The Borrowers will not make or commit to make any Consolidated Capital Expenditures, except the Borrowers may make Consolidated Capital Expenditures during each Fiscal Year in an aggregate amount not to exceed $1,000,000; provided, however, that in the event that Borrowers make or commit to make Consolidated Capital Expenditures in an amount less than the amount set forth below for any Fiscal Year, then such Borrowers shall be entitled to carry over to the immediately succeeding Fiscal Year an amount equal to the lesser of (a) the difference between the permitted Consolidated Capital Expenditures and the amount actually expended or committed to be expended in such preceding Fiscal Year or (b) $400,000.

VIII.    CONDITIONS PRECEDENT.

         8.1 CONDITIONS TO INITIAL ADVANCES. The agreement of the Lenders to make the initial Advances requested to be made on the Closing Date is subject to the satisfaction, or waiver by the Lenders, immediately prior to or concurrently with the making of such Advances, of the following conditions precedent:

                  (a) NOTES. Agent shall have received the Notes duly executed and delivered by an authorized officer of each Borrower;

                  (b) FILINGS, REGISTRATIONS, RECORDINGS AND SEARCHES. Each document (including, without limitation, any UCC financing statement) required by this Agreement, any related agreement or under law or reasonably requested by Agent to be filed, registered or recorded in order to create, in favor of Agent, a perfected security interest in or lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and Agent shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto. Agent shall also have received UCC, tax and judgment lien searches with respect to each Borrower in such jurisdictions as Agent shall require, and the results of such searches shall be satisfactory to Agent;

                  (c) CORPORATE PROCEEDINGS OF BORROWERS. Agent shall have received a copy of the resolutions in form and substance reasonably satisfactory to Agent, of the Board of Directors

         (or equivalent authority) of each Borrower authorizing (i) the execution, delivery and performance of this Agreement and the Other
         Documents, the Factoring Agreement, the Notes, the Mortgage and any related agreements (collectively the "Documents") and (ii) the granting by each Borrower of the security interests in and liens upon the
         Collateral in each case certified by the Secretary or an Assistant Secretary of each Borrower as of the Closing Date; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

                  (d) INCUMBENCY CERTIFICATES OF BORROWERS. Agent shall have received a certificate of the Secretary or an Assistant Secretary of each Borrower, dated the Closing Date, as to the incumbency and signature of the officers of each Borrower executing this Agreement, any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary;

                  (e) CERTIFICATES. Agent shall have received a copy of the Articles or Certificate of Incorporation of each Borrower, and all amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation together with copies of the By-Laws of each Borrower and all agreements of each Borrower's shareholders certified as accurate and complete by the Secretary of each Borrower;

                  (f) GOOD STANDING CERTIFICATES. Agent shall have received good standing certificates for each Borrower dated not more than thirty (30) days prior to the Closing Date, issued by the Secretary of State or other appropriate official of each Borrower's jurisdiction of incorporation and each jurisdiction where the conduct of each Borrower's business activities or the ownership of its properties necessitates qualification;

                  (g) LEGAL OPINIONS. Agent shall have received the executed legal opinions of Stubbs Alderton & Markiles, LLP and Pillsbury Winthrop Shaw Pittman LLP, each in form and substance satisfactory to Agent which shall cover such matters incident to the transactions contemplated by this Agreement and the Other Documents as Agent may reasonably require and each Borrower hereby authorizes and directs such counsel to deliver such opinions to Agent and the Lenders;

                  (h)  NO  LITIGATION.  (i)  No  litigation,   investigation  or
         proceeding before or by any arbitrator or Governmental Body shall be continuing or threatened against any Borrower or against the officers or directors of any Borrower (A) in connection with this Agreement and/or the Other Documents or any of the transactions contemplated thereby and which, in the reasonable opinion of Agent, is deemed material or (B) which could, in the reasonable opinion of Agent, have a Material Adverse Effect; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to any Borrower or the conduct of its business or inconsistent with the due consummation of the Transactions shall have been issued by any Governmental Body;

                  (i)  FINANCIAL  CONDITION   CERTIFICATES.   Agent  shall  have
         received an executed  Financial  Condition  Certificate  in the form of
         Exhibit 8.1(i).

                  (j) COLLATERAL EXAMINATION. Agent shall have completed Collateral examinations, the results of which shall be satisfactory in form and substance to the Lenders, of the Receivables, Inventory, General Intangibles, Investment Property, Real Property , Leasehold Interests and Equipment of each Borrower and all books and records in connection therewith;

                  (k) FEES. Agent shall have received all fees payable to Agent and the Lenders on or prior to the Closing Date pursuant to Article III;

                  (l) PRO FORMA FINANCIAL STATEMENTS. Agent shall have received a copy of the Pro Forma Financial Statements and projections for the Borrowers on a Consolidated Basis, each of which shall be satisfactory in all respects to the Lenders;

                  (m) FACTORING AGREEMENT, OTHER DOCUMENTS. Agent shall have received executed copies of the Factoring Agreement and all Other Documents, each in form and substance satisfactory to the Lenders;

                  (n) TRANSACTIONS WITH OTHER LENDERS. (i) Agent shall have received final executed originals of the Guggenheim Loan Agreement and the DBS Loan Agreement and all related agreements, documents and instruments as in effect on the Closing Date, all in form and content satisfactory to Agent in its sole discretion, and (ii) the transactions contemplated by such documentation, the terms and conditions of which shall be satisfactory to Agent in its sole discretion, shall be consummated prior to the making of the initial Advances.

                  (o) INSURANCE. Agent shall have received in form and substance satisfactory to Agent, certified copies of the Borrowers' casualty insurance policies, together with loss payable endorsements on Agent's standard form of loss payee endorsement naming Agent as loss payee, and certified copies of the Borrowers' liability insurance policies, together with endorsements naming Agent as a co-insured;

                  (p) PAYMENT INSTRUCTIONS. Agent shall have received written instructions from the Borrowers directing the application of proceeds of the initial Advances made pursuant to this Agreement;

                  (q) BLOCKED ACCOUNTS. Agent shall have received duly executed agreements establishing the Blocked Accounts or Depository Accounts with financial institutions acceptable to Agent for the collection or servicing of the Receivables and proceeds of the Collateral;

                  (r) CONSENTS. Agent shall have received any and all Consents necessary to permit the effectuation of the transactions contemplated by this Agreement and the Other Documents; and, Agent shall have received such Consents and waivers of such third parties as might assert claims with respect to the Collateral, as Agent and its counsel shall deem necessary;

                  (s) NO ADVERSE MATERIAL CHANGE. (i) Since April 30, 2006, there shall not have occurred any event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect and (ii) no representations made or information supplied to the Lenders shall have been proven to be inaccurate or misleading in any material respect;

                  (t) LEASEHOLD AGREEMENTS. Agent shall have received landlord, mortgagee or warehouseman agreements satisfactory to Agent with respect to all premises leased by the Borrowers at which Inventory is located;

                  (u) CONTRACT REVIEW. Agent shall have reviewed all material contracts of the Borrowers, including, without limitation, leases, union contracts, labor contracts, vendor supply contracts, license agreements and distributorship agreements and such contracts and agreements shall be satisfactory in all respects to Agent;

                  (v) CLOSING CERTIFICATE. Agent shall have received a closing certificate signed by the Chief Financial Officer of each Borrower dated as of the date hereof, stating that (i) all representations and warranties set forth in this Agreement and the Other Documents are true and correct on and as of such date, (ii) the Borrowers are on such date in compliance with all the terms and provisions set forth in this Agreement and the Other Documents and (iii) on such date no Default or Event of Default has occurred or is continuing;

                  (w) INVENTORY DESIGNATION. Agent shall have received a duly executed Inventory Designation Certificate which shall indicate that the aggregate amount of Eligible Inventory is sufficient in value and amount to support Advances in the amount requested by the Borrowers on the Closing Date;

                  (x) UNDRAWN AVAILABILITY. After giving effect to the initial Advances hereunder, the Borrowers shall have Undrawn Availability of at least $2,000,000; and

                  (y) OTHER. All tax assumptions, capital, organization, ownership, legal structure and all corporate and other proceedings, and all documents, instruments and other legal matters in connection with the Transactions shall be satisfactory in form and substance to Agent, the Lenders and their counsel.

         8.2 CONDITIONS TO EACH ADVANCE. The agreement of the Lenders to make any Advance requested to be made on any date (including, without limitation, the initial Advance), is subject to the satisfaction of the following conditions precedent as of the date such Advance is made:

                  (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by any Borrower in or pursuant to
         Section 5.8(a) and 5.12(b) of this Agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date;

                  (b) NO DEFAULT. No Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made, on such date; PROVIDED, HOWEVER, that the Lenders, in their sole discretion, may continue to make Advances notwithstanding the existence of an Event of Default or Default and that any Advances so made shall not be deemed a waiver of any such Event of Default or Default;

                  (c) MAXIMUM REVOLVING ADVANCES. In the case of any Revolving Advances requested to be made, after giving effect thereto, the aggregate Revolving Advances shall not exceed the maximum amount of Revolving Advances permitted under Section 2.1; and


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                  (d) MAXIMUM  LETTERS OF CREDIT.  In the case of any Letters of
         Credit requested to be made, after giving effect thereto, the aggregate face amount and reimbursement obligations outstanding in respect of Letters of Credit shall not exceed the maximum amount permitted under
         Section 2.10.

Each request for an Advance by any Borrower hereunder shall constitute a representation and warranty by each Borrower as of the date of such Advance that the conditions contained in this subsection shall have been satisfied.

IX.      INFORMATION AS TO BORROWERS.

         Each Borrower shall, until satisfaction in full of the Obligations and the termination of this Agreement:

         9.1 DISCLOSURE OF MATERIAL MATTERS. Immediately upon learning thereof, report to Agent all matters materially affecting the value, enforceability or collectibility of any portion of the Collateral, including, without limitation, any Borrower's reclamation or repossession of, or the return to any Borrower of, a material amount of goods or claims or disputes asserted by any Customer or other obligor.

         9.2 SCHEDULES.

                  (a) Deliver to Agent, on the fifteenth (15th) day of each month (or more frequently if required by Agent), an Inventory Designation Certificate (which shall be calculated as of the last day of the immediately preceding month and which shall not be binding upon Agent or restrictive of Agent's rights under this Agreement).

                  (b) Deliver to Agent on or before the fifteenth (15th) day of each month as and for the prior month (a) accounts payable agings, and
         (b) Inventory reports together with a detailed Inventory listing, it being acknowledge by Agent that, for the first three (3) calendar months that this Agreement is in effect, the detailed Inventory listing required to be delivered hereunder may be delivered to Agent on or before the thirtieth (30th) day of each month for the immediately prior month. In addition, each Borrower shall deliver to Agent at such intervals as Agent may require such further schedules, documents and/or information regarding the Collateral as Agent may require, including, without limitation, trial balances and test verifications. Agent shall have the right to confirm and verify all Receivables by any manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder.

                  (c) The items to be provided under Sections 9.2(a) and 9.2(b) are to be in form satisfactory to Agent and executed by each Borrower and delivered to Agent from time to time solely for Agent's convenience in maintaining records of the Collateral, and any Borrower's failure to deliver any of such items to Agent shall not affect, terminate, modify or otherwise limit Agent's Lien with respect to the Collateral.

         9.3 ENVIRONMENTAL REPORTS. Furnish Agent, concurrently with the delivery of the financial statements referred to in Sections 9.7 and 9.8, with a certificate signed by the President of each Borrower stating, to the best of his knowledge, that each Borrower is in compliance in all


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material   respects  with  all  federal,   state  and  local  laws  relating  to
environmental protection and control and occupational safety and health. To the extent any Borrower is not in compliance with the foregoing laws, the certificate shall set forth with specificity all areas of non-compliance and the
proposed   action  such  Borrower  will  implement  in  order  to  achieve  full compliance.

         9.4 LITIGATION. Promptly notify Agent in writing of any litigation, suit or administrative proceeding affecting any Borrower, whether or not the claim is covered by insurance, and of any suit or administrative proceeding, which in any such case could reasonably be expected to have a Material Adverse Effect.

         9.5 MATERIAL OCCURRENCES. Promptly notify Agent in writing upon the occurrence of (a) any Event of Default or Default; (b) any event, development or circumstance whereby any financial statements or other reports furnished to Agent fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of any Borrower as of the date of such statements; (c) any accumulated retirement plan funding deficiency which, if such deficiency continued for two plan years and was not corrected as provided in Section 4971 of the Code, could subject any Borrower to a tax imposed by Section 4971 of the Code; (d) each and every default by any Borrower which might result in the acceleration of the maturity of any Indebtedness, including the names and addresses of the holders of such Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness; and (e) any other development in the business or affairs of any Borrower which could reasonably be expected to have a Material Adverse Effect; in each case describing the nature thereof and the action such Borrower proposes to take with respect thereto.

         9.6 GOVERNMENT RECEIVABLES. Notify Agent immediately if any of its Receivables arise out of contracts between any Borrower and the United States, any state, or any department, agency or instrumentality of any of them.

         9.7 ANNUAL FINANCIAL STATEMENTS. Furnish Agent within ninety (90) days after the end of each fiscal year of the Borrowers, financial statements of the Borrowers on a consolidated basis, including, but not limited to, statements of income and stockholders' equity and cash flow from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported upon without qualification by an independent certified public accounting firm selected by the Borrowers and satisfactory to Agent (the "Accountants"). The report of the Accountants shall be accompanied by a statement of the Accountants certifying that (a) they have caused the Loan Agreement to be reviewed, (b) in making the examination upon which such report was based either no information came to their attention which to their knowledge constituted an Event of Default or a Default under this Agreement or any related agreement or, if such information came to their attention, specifying any such Default or Event of Default, its nature, when it occurred and whether it is continuing, and such report shall contain or have appended thereto calculations which set forth the Borrowers' compliance with the requirements or restrictions imposed by Sections 6.8, 7.6, 7.8 and 7.11. In addition, the reports shall be accompanied by a certificate of each Borrower's Chief Financial Officer which shall state that, based on an examination sufficient to permit her to make an informed statement, no Default or Event of Default exists, or, if such is not the case,


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


specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by such Borrower with respect to such event, and such certificate shall have appended thereto calculations which set forth such Borrower's compliance with the requirements or restrictions imposed by Sections 6.8, 7.6, 7.8 and 7.11.

         9.8 QUARTERLY FINANCIAL STATEMENTS. Furnish Agent within fifty (50) days after the end of each fiscal quarter, an unaudited balance sheet of the Borrowers on a consolidated basis and unaudited statements of income and stockholders' equity and cash flow of the Borrowers reflecting results of operations from the beginning of the fiscal year to the end of such quarter and for such quarter, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year end adjustments that individually and in the aggregate are not material to the business of the Borrowers. Each such balance sheet, statement of income and stockholders' equity and statement of cash flow shall set forth a comparison of the figures for (a) the current fiscal period and (b) the current year-to-date with the figures for (c) the same fiscal period and year-to-date period of the immediately preceding fiscal year and (d) the projections for such fiscal period and year-to-date period delivered pursuant to Section 5.5(b) or Section 9.12, as applicable. The financial statements shall be accompanied by a certificate signed by the Chief Financial Officer of each Borrower, which shall state that, based on an examination sufficient to permit her to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by such Borrower with respect to such default, and such certificate shall have appended thereto calculations which set forth such Borrower's compliance with the requirements or restrictions imposed by Sections 6.8, 7.6, 7.8 and 7.11.

         9.9 MONTHLY FINANCIAL STATEMENTS. Furnish Agent within forty-five (45) after the end of each month (it being acknowledged that solely for each month of January occurring during the Term, such period shall be within sixty (60) days after the end of such month), an unaudited balance sheet of the Borrowers on a consolidated and consolidating basis and unaudited statements of income and stockholders' equity and cash flow of the Borrowers on a consolidated and consolidating basis reflecting results of operations from the beginning of the fiscal year to the end of such month and for such month, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year end adjustments that individually and in the aggregate are not material to the business of the Borrowers. Each such balance sheet, statement of income and stockholders' equity and statement of cash flow shall set forth a comparison of the figures for (a) the current fiscal period and (b) the current year-to-date with the figures for (c) the same fiscal period and year-to-date period of the immediately preceding fiscal year and (d) the projections for such fiscal period and year-to-date period delivered pursuant to Section 5.5(b) or Section 9.12, as applicable.

         9.10 OTHER REPORTS. Furnish Agent as soon as available, but in any event within ten (10) days after the issuance thereof, with copies of such financial statements and reports as each Borrower shall send to its stockholders.

         9.11  ADDITIONAL  INFORMATION.   Furnish  Agent  with  such  additional
information as Agent shall reasonably request in order to enable Agent to determine whether the terms, covenants, provisions and conditions of this Agreement and the Notes have been complied with


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by the Borrowers, including, without limitation and without the necessity of any request by Agent, (a) copies of all environmental audits and reviews, (b) at least thirty (30) days prior thereto, notice of any Borrower's opening of any new office or place of business or any Borrower's closing of any existing office or place of business, (c) promptly upon any Borrower's learning thereof, notice of any labor dispute to which any Borrower may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which any Borrower is a party or by which any Borrower is bound, and (d) within thirty (30) days after the end of each month, a certificate signed by the Chief Financial Officer of each Borrower, which shall state that, based on an examination sufficient to permit her to make an informed statement, all representations and warranties set forth in Article V of this Agreement are true and correct in all material respects as of such date as if made on and as of such date.

         9.12 PROJECTED  OPERATING  BUDGET.  Furnish Agent, no later than thirty
(30) days prior to the beginning of each Borrower's fiscal years commencing with fiscal year ending December 31, 2006, a month by month projected operating budget and cash flow of the Borrowers on a consolidated basis for such fiscal year (including an income statement for each month and a balance sheet as at the end of the last month in each fiscal quarter), such projections to be accompanied by a certificate signed by the President or Chief Financial Officer of each Borrower to the effect that such projections have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared.

         9.13 VARIANCES FROM OPERATING BUDGET. Furnish Agent, concurrently with the delivery of the financial statements referred to in Section 9.7 and Section 9.8, a written report summarizing all material variances from budgets submitted by the Borrowers pursuant to Section 9.12 and a discussion and analysis by management with respect to such variances.

         9.14 NOTICE OF SUITS, ADVERSE EVENTS. Furnish Agent with prompt notice of (a) any lapse or other termination of any Consent issued to any Borrower by any Governmental Body or any other Person that is material to the operation of any Borrower's business, (b) any refusal by any Governmental Body or any other Person to renew or extend any such Consent; and (c) copies of any periodic or special reports filed by any Borrower with any Governmental Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of any Borrower, or if copies thereof are requested by Agent or any Lender, and (d) copies of any material notices and other communications from any Governmental Body or Person which specifically relate to any Borrower.

         9.15 ERISA NOTICES AND REQUESTS. Furnish Agent with prompt written notice in the event that (a) any Borrower or any member of the Controlled Group knows or has reason to know that a Termination Event has occurred, together with a written statement describing such Termination Event and the action, if any, which such Borrower or member of the Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or PBGC with respect thereto, (b) any Borrower or any member of the Controlled Group knows or has reason to know that a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred together with a written statement describing such transaction and the action which such


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


Borrower or any member of the Controlled Group has taken, is taking or proposes to take with respect thereto, (c) a funding waiver request has been filed with respect to any Plan together with all communications received by any Borrower or any member of the Controlled Group with respect to such request, (d) any increase in the benefits of any existing Plan or the establishment of any new Plan or the commencement of contributions to any Plan to which any Borrower or any member of the Controlled Group was not previously contributing shall occur,
(e) any Borrower or any member of the Controlled Group shall receive from the PBGC a notice of intention to terminate a Plan or to have a trustee appointed to administer a Plan, together with copies of each such notice, (f) any Borrower or any member of the Controlled Group shall receive any favorable or unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Plan under Section 401(a) of the Code, together with copies of each such letter; (g) any Borrower or any member of the Controlled Group shall receive a notice regarding the imposition of withdrawal liability, together with copies of each such notice; (h) any Borrower or any member of the Controlled Group shall fail to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment; (i) any Borrower or any member of the Controlled Group knows that (x) a Multiemployer Plan has been terminated, (y) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (z) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan.

         9.16 ADDITIONAL DOCUMENTS. Execute and deliver to Agent, upon request, such documents and agreements as Agent may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement.

X.       EVENTS OF DEFAULT.

         The occurrence of any one or more of the following events shall constitute an "Event of Default":

         10.1 failure by any Borrower to pay any principal or interest on the Obligations on the date when due, whether at maturity or by reason of acceleration pursuant to the terms of this Agreement or by notice of intention to prepay, or by required prepayment or failure to pay any other liabilities or make any other payment, fee or charge provided for herein or in any Other Document when due;

         10.2 (a) failure by any Borrower to perform, keep or observe any provision of Sections 4.2, 4.5, 4.6, 4.10, 4.11, 4.15(h), 6.8, Article VII or
(b) any representation or warranty made or deemed made by any Borrower in this Agreement or any related agreement or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall prove to have been misleading in any material respect on the date when made or deemed to have been made; PROVIDED THAT, if such failure to perform, keep or observe or breach of a representation or warranty described in this
Section 10.2 is susceptible to cure, such failure or breach has continued unremedied for ten (10) days from the earlier of the date of a Borrower's actual knowledge of such failure or breach or the date of Agent's delivery of written notice to a Borrower of such failure or breach.


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


         10.3 failure by any Borrower (a) to furnish financial information when due or when requested which is unremedied for a period of fifteen (15) days, or
(b) after a request by Agent, to permit the inspection of its books or records;

         10.4 issuance of a notice of Lien, levy assessment, injunction attachment or service in excess of $500,000 in the aggregate among all Borrowers against a material portion of any Borrower's property which is not stayed or lifted within thirty (30) days or bonded pending appeal;

         10.5 failure or neglect of any Borrower to perform, keep or observe any term, provision, condition, covenant herein contained, or contained in any Other Document, now or hereafter entered into between any Borrower, Agent and/or any Lender (to the extent such breach is not otherwise embodied in any other provision of this Article X for which a different grace or cure period is specified or which constitute an immediate Event of Default under this Agreement or the Other Documents), which is not cured within ten (10) Business Days after the earlier of the date of a Borrower's actual knowledge of such failure or neglect or the date of Agent's delivery of written notice to a Borrower of such failure or neglect;

         10.6 any judgment or judgments are rendered or judgment liens filed against one or more Borrowers for an aggregate amount among all Borrowers in excess of $250,000 which within thirty (30) days of such rendering or filing is not either satisfied, stayed or discharged of record;

         10.7 any Borrower shall (a) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (b) make a general assignment for the benefit of creditors, (c) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (d) be adjudicated a bankrupt or insolvent, (e) file a petition seeking to take advantage of any other law providing for the relief of debtors, (f) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (g) take any action for the purpose of effecting any of the foregoing;

         10.8 any Borrower shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business;

         10.9 any Affiliate or any Subsidiary of any Borrower shall (a) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (b) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (c) make a general assignment for the benefit of creditors, (d) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (e) be adjudicated a bankrupt or insolvent, (f) file a petition seeking to take advantage of any other law providing for the relief of debtors, (g) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (h) take any action for the purpose of effecting any of the foregoing;


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         10.10 any change in any Borrower's  condition or affairs  (financial or otherwise) which in Agent's opinion has a Material Adverse Effect;

         10.11 Subject to the provisions of Article XIX, any Lien created hereunder or provided for hereby or under any Other Document for any reason ceases to be or is not a valid and perfected Lien having a first priority interest;

         10.12 (a) a default of the obligations of any Borrower under the Guggenheim Loan Agreement shall occur, which default is not cured within any applicable grace period and constitutes an event of default thereunder and, as a result of which Guggenheim has accelerated the Borrowers' obligations under the Guggenheim Loan Agreement or has exercised any other remedy available to Guggenheim which would constitute a Lien Enforcement Action under, and as defined in, the Intercreditor Agreement, or (b) a default of the obligations of any Borrower under any other agreement to which it is a party shall occur which materially and adversely affects its condition, affairs or prospects (financial or otherwise) which default is not cured within any applicable grace period and constitutes an event of default thereunder;

         10.13 termination or breach of any guaranty or similar agreement executed and delivered to Agent in connection with the Obligations of any Borrower;

         10.14    any Change of Control shall occur;

         10.15 any material provision of this Agreement shall, for any reason, cease to be valid and binding on any Borrower, or any Borrower shall so claim in writing to Agent;

         10.16 (a) any Governmental Body shall (i) revoke, terminate, suspend or adversely modify any license, permit, patent, trademark or tradename of any Borrower which could have a Material Adverse Effect, or (ii) commence proceedings to suspend, revoke, terminate or adversely modify any such license, permit, trademark, tradename or patent which could have a Material Adverse Effect, and such proceedings shall not be dismissed or discharged within sixty
(60) days, or (iii) schedule or conduct a hearing on the renewal of any license, permit, trademark, tradename or patent necessary for the continuation of any Borrower's business and the staff of such Governmental Body issues a report recommending the termination, revocation, suspension or material, adverse modification of such license, permit, trademark, tradename or patent which would have a Material Adverse Effect; or (b) any agreement which is necessary or material to the operation of any Borrower's business shall be revoked or terminated and not replaced by a substitute acceptable to Agent within thirty
(30) days after the date of such revocation or termination, and such revocation or termination and non-replacement would reasonably be expected to have a Material Adverse Effect;

         10.17 any material portion of the Collateral shall be seized or taken by a Governmental Body, or any Borrower or the title and rights of any Borrower or any Original Owner which is the owner of any material portion of the Collateral shall have become the subject matter of litigation which is likely, in the good faith reasonable opinion of Agent, upon final determination, to result in material impairment or material loss of the security provided by this Agreement or the Other Documents, and PROVIDED THAT, such litigation is not, in the good faith reasonable opinion of Agent, the subject of a meritorious defense;


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         10.18 an event or  condition  specified  in Section  7.16 or 9.15 shall occur or exist with respect to any Plan and, as a result of such event or condition, together with all other such events or conditions, any Borrower or any member of the Controlled Group shall incur, or in the opinion of Agent be reasonably likely to incur, a liability to a Plan or the PBGC (or both) which, in the reasonable judgment of Agent, would have a Material Adverse Effect; or

         10.19 the Principal Owners shall fail to own, directly or indirectly, at least five million shares of the common stock of Holding.

XI.      LENDERS' RIGHTS AND REMEDIES AFTER DEFAULT.

         11.1 RIGHTS AND REMEDIES. Upon the occurrence of (a) an Event of Default pursuant to Section 10.7 all Obligations shall be immediately due and payable and this Agreement and the obligation of the Lenders to make Advances shall be deemed terminated; and, (b) any of the other Events of Default and at any time thereafter (such default not having previously been cured), at the option of the Required Lenders all Obligations shall be immediately due and payable and the Lenders shall have the right to terminate this Agreement and to terminate the obligation of the Lenders to make Advances and (c) a filing of a petition against any Borrower in any involuntary case under any state or federal bankruptcy laws, the obligation of the Lenders to make Advances hereunder shall be terminated other than as may be required by an appropriate order of the bankruptcy court having jurisdiction over any Borrower. Upon the occurrence of any Event of Default, Agent shall have the right to exercise any and all other rights and remedies provided for herein, under the UCC and at law or equity generally, including, without limitation, the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process. Agent may enter any Borrower's premises or other premises without legal process and without incurring liability to any Borrower therefor, and Agent may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as Agent may deem advisable and Agent may require the Borrowers to make the Collateral available to Agent at a convenient place. With or without having the Collateral at the time or place of sale, Agent may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Agent may elect. Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Agent shall give the Borrowers reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to the Borrowers at least ten
(10) days prior to such sale or sales is reasonable notification. At any public sale Agent or any Lender may bid for and become the purchaser, and Agent, any Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and such right and equity are hereby expressly waived and released by each Borrower. Agent may specifically disclaim any warranties of title or the like at any sale of Collateral. In connection with the exercise of the foregoing remedies, Agent is granted permission to use all of each Borrower's trademarks, trade styles, trade names, patents, patent applications, licenses, franchises and other proprietary rights which are used in connection with (i) Inventory for the purpose of disposing of such Inventory and (ii) Equipment for the purpose of completing the manufacture of unfinished goods.


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


         11.2 APPLICATION OF PROCEEDS. The proceeds realized from the sale of any Collateral (including, without limitation, any proceeds received from Factor pursuant to the Assignment of Factoring Proceeds) shall be applied as follows: first, to the reasonable costs, expenses and attorneys' fees and expenses incurred by Agent for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; second, to interest due upon any of the Obligations; third, to fees payable in connection with this Agreement; fourth, to furnish to Agent cash collateral in an amount not less than 105% of the aggregate undrawn amount of all Letters of Credit, such cash collateral arrangements to be in form and substance satisfactory to Agent; fifth, to the principal of the Obligations; and sixth, to the payment of all other Obligations then due and payable. If any deficiency shall arise, the Borrowers shall remain liable to Agent and the Lenders therefor. If it is determined by an authority of competent jurisdiction that a disposition by Agent did not occur in a commercially reasonably manner, Agent may obtain a deficiency judgment for the difference between the amount of the Obligation and the amount that a commercially reasonable sale would have yielded. Agent will not be considered to have offered to retain the Collateral in satisfaction of the Obligations unless Agent has entered into a written agreement with the Borrower to that effect.

         11.3 AGENT'S DISCRETION. Agent shall have the right in its sole discretion to determine which rights, Liens, security interests or remedies Agent may at any time pursue, relinquish, subordinate, or modify or to take any other action with respect thereto and such determination will not in any way modify or affect any of Agent's or the Lenders' rights hereunder.

         11.4 SETOFF. In addition to any other rights which Agent, any Lender or any Issuer may have under applicable law, upon the occurrence of an Event of Default hereunder, Agent, such Lender and such Issuer shall have a right to apply any Borrower's property held by Agent, such Lender or such Issuer to reduce the Obligations.

         11.5 RIGHTS AND REMEDIES NOT EXCLUSIVE. The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any right or remedy shall not preclude the exercise of any other right or remedies provided for herein or otherwise provided by law, all of which shall be cumulative and not alternative.

XII.     WAIVERS AND JUDICIAL PROCEEDINGS.

         12.1 WAIVER OF NOTICE. Each Borrower hereby waives notice of non-payment of any of the Receivables, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

         12.2 DELAY. No delay or omission on Agent's or any Lender's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any default.

         12.3 JURY WAIVER. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER


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INSTRUMENT,  DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH,
OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

XIII.    EFFECTIVE DATE AND TERMINATION.

         13.1 TERM. This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each Borrower, Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until the earliest of (a) the date which is the third anniversary of the Closing Date (the "Original Term"), (b) the acceleration of all Obligations pursuant to the terms of this Agreement or (c) the date on which this Agreement shall be terminated in accordance with the provisions hereof or by operation of law (the "Termination Date"; such period referred to herein as the "Term"). The Borrowers may terminate this Agreement at any time upon ninety (90) days' prior written notice upon payment in full of the Obligations. In the event that the Obligations are prepaid in full prior to the last day of the Original Term, the Borrowers shall pay to Agent for the benefit of the Lenders an early termination fee as set forth in the Fee Letter.

         13.2 TERMINATION. The termination of the Agreement shall not affect any Borrower's, Agent's or any Lender's rights, or any of the Obligations having their inception prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created or Obligations have been fully disposed of, concluded or liquidated. The security interests, Liens and rights granted to Agent and the Lenders hereunder and the financing statements filed hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that the Borrowers' Account may from time to time be temporarily in a zero or credit position, until all of the Obligations of each Borrower have been paid or performed in full after the termination of this Agreement or each Borrower has furnished Agent and the Lenders with an indemnification satisfactory to Agent and the Lenders with respect thereto. Accordingly, each Borrower waives any rights which it may have under Section 9-513 of the UCC to demand the filing of termination statements with respect to the Collateral, and Agent shall not be required to send such termination statements to each Borrower, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations paid in full in immediately available funds. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until all Obligations are paid or performed in full.


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


XIV.     REGARDING AGENT.

         14.1 APPOINTMENT. Each Lender hereby designates GMAC CF to act as Agent for such Lender under this Agreement and the Other Documents. Each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and the Other Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto and Agent shall hold all Collateral, payments of principal and interest, fees, charges and collections (without giving effect to any collection days) received pursuant to this Agreement, for the ratable benefit of the Lenders. Agent may perform any of its duties hereunder by or through its agents or employees. As to any matters not expressly provided for by this Agreement (including, without limitation, collection of the Note) Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding; PROVIDED, HOWEVER, that Agent shall not be required to take any action which exposes Agent to liability or which is contrary to this Agreement or the Other Documents or applicable law unless Agent is furnished with an indemnification reasonably satisfactory to Agent with respect thereto.

         14.2 NATURE OF DUTIES. Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Other Documents. None of Agent, any Lender, or any Issuer nor any of their respective officers, directors, employees or agents shall be (i) liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their gross (not mere) negligence or willful misconduct, or (ii) responsible in any manner for any recitals, statements, representations or warranties made by any Borrower or any officer thereof contained in this Agreement, or in any of the Other Documents or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any of the Other Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any of the Other Documents or for any failure of any Borrower to perform its obligations hereunder. Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the Other Documents, or to inspect the properties, books or records of any Borrower. The duties of Agent as respects the Advances to the Borrowers shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement except as expressly set forth herein.

         14.3 LACK OF RELIANCE ON AGENT AND RESIGNATION. Independently and without reliance upon Agent, any Issuer or any other Lender, each Lender has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of each Borrower in connection with the making and the continuance of the Advances hereunder and the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of each Borrower. Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect


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


thereto, whether coming into its possession before making of the Advances or at any time or times thereafter except as shall be provided by any Borrower pursuant to the terms hereof. Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any agreement, document, certificate or a statement delivered in connection with or for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any Other Document, or of the financial condition of any Borrower, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Note, the Other Documents or the financial condition of any Borrower, or the existence of any Event of Default or any Default.

         Agent may resign on sixty (60) days' written notice to each of the Lenders and Borrowing Agent and upon such resignation, the Required Lenders will promptly designate a successor Agent reasonably satisfactory to the Borrowers. If no such successor Agent is appointed at the end of such sixty (60) day period, Agent may designate one of the Lenders as a successor Agent.

         Any such successor Agent shall succeed to the rights, powers and duties of Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent. After any Agent's resignation as Agent, the provisions of this
Article XIV shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

         14.4 CERTAIN RIGHTS OF AGENT. If Agent shall request instructions from the Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any Other Document, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Required Lenders; and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, the Lenders shall not have any right of action whatsoever against Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

         14.5 RELIANCE. Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, order or other document or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Agreement and the Other Documents and its duties hereunder, upon advice of counsel selected by it. Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by Agent with reasonable care.

         14.6 NOTICE OF DEFAULT. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder or under the Other Documents, except with respect to (i) defaults in the payment of principal, interest, fees and expenses required to be paid to Agent for the account of the Lenders and (ii) any Default or Event of Default of which Agent has actual knowledge, unless Agent has received notice from a Lender or a Borrower referring to this Agreement or the Other Documents, describing such Default or Event of Default


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


and stating that such notice is a "notice of default". Agent shall promptly notify the Lenders of its receipt of any such notice or of any Default or Event of Default of which Agent has actual knowledge. Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; PROVIDED, that unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

         14.7 INDEMNIFICATION. To the extent Agent is not reimbursed and indemnified by the Borrowers, each Lender will reimburse and indemnify Agent and each Issuer in proportion to its respective portion of the Advances (or, if no Advances are outstanding, according to its Commitment Percentage) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent and such Issuer in performing its duties hereunder, or in any way relating to or arising out of this Agreement or any Other Document; PROVIDED that the Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the indemnified party's gross (not mere) negligence or willful misconduct.

         14.8 AGENT IN ITS INDIVIDUAL CAPACITY. With respect to the obligation of Agent to lend under this Agreement, the Advances made by it shall have the same rights and powers hereunder as any other Lender and as if it were not performing the duties as Agent specified herein; and the term "Lender" or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity as a Lender. Agent may engage in business with any Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from any Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

         14.9 DELIVERY OF DOCUMENTS. To the extent Agent receives documents and information from any Borrower pursuant to Sections 9.2, 9.7, 9.8 and 9.9, Agent will promptly furnish such documents and information to the Lenders. In addition to the foregoing: (a) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by any Borrower or its Subsidiaries to Agent that has not been contemporaneously provided by any Borrower or its Subsidiaries to such Lender,
(b) to the extent that Agent is entitled, under any provision of the Other Documents, to request additional reports or information from any Borrower or its Subsidiaries, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender's notice to Agent, whereupon Agent promptly shall request of Borrowing Agent the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from Borrowing Agent, Agent promptly shall provide a copy of same to such Lender, and
(c) any time that Agent renders to Borrowing Agent a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.

         14.10 BORROWERS' UNDERTAKING TO AGENT. Without prejudice to their respective obligations to the Lenders under the other provisions of this Agreement, each Borrower hereby undertakes with Agent to pay to Agent from time to time on demand all amounts from time to


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


time due and payable by it for the account of Agent or the Lenders or any of them pursuant to this Agreement to the extent not already paid. Any payment made pursuant to any such demand shall pro tanto satisfy the relevant Borrower's obligations to make payments for the account of the Lenders or the relevant one or more of them pursuant to this Agreement.

XV.      [INTENTIONALLY OMITTED].

XVI.     BORROWING AGENCY.

         16.1 BORROWING AGENCY PROVISIONS.

                  (a) Each Borrower hereby irrevocably designates Borrowing Agent to be its attorney and agent and in such capacity to borrow, sign and endorse notes, and execute and deliver all instruments, documents, writings and further assurances now or hereafter required hereunder, on behalf of such Borrower or Borrowers, and hereby authorizes Agent to pay over or credit all loan proceeds hereunder in accordance with the request of Borrowing Agent.

                  (b) The handling of this credit facility as a co-borrowing facility with a borrowing agent in the manner set forth in this Agreement is solely as an accommodation to the Borrowers and at their request. None of Agent, any Issuer or any Lender shall incur liability to the Borrowers as a result thereof. To induce Agent and the Lenders to do so and in consideration thereof, each Borrower hereby indemnifies Agent, each Issuer and each Lender and holds Agent, each Issuer and each Lender harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against Agent, any Issuer or any Lender by any Person arising from or incurred by reason of the handling of the financing arrangements of the Borrowers as provided herein, reliance by Agent or any Lender on any request or instruction from Borrowing Agent or any other action taken by Agent or any Lender with respect to this Section 16.1 except due to willful misconduct or gross (not mere) negligence by the indemnified party.

                  (c) All Obligations shall be joint and several, and each Borrower shall make payment upon the maturity of the Obligations by acceleration or otherwise, and such obligation and liability on the part of each Borrower shall in no way be affected by any extensions, renewals and forbearance granted by Agent or any Lender to any Borrower, failure of Agent or any Lender to give any Borrower notice of borrowing or any other notice, any failure of Agent or any Lender to pursue or preserve its rights against any Borrower, the release by Agent or any Lender of any Collateral now or thereafter acquired from any Borrower, and such agreement by each Borrower to pay upon any notice issued pursuant thereto is unconditional and unaffected by prior recourse by Agent or any Lender to the other Borrowers or any Collateral for such Borrower's Obligations or the lack thereof.

         16.2 WAIVER OF SUBROGATION. Each Borrower expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution of any other claim which such Borrower may now or hereafter have against the other Borrowers or other Person directly or contingently liable for the Obligations hereunder, or against or with respect to the other Borrowers' property (including, without limitation, any property which is Collateral for the


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


Obligations), arising from the existence or performance of this Agreement, until termination of this Agreement and repayment in full of the Obligations.

XVII.    MISCELLANEOUS.

         17.1 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York. Any judicial proceeding brought by or against any Borrower with respect to any of the Obligations, this Agreement or any related agreement may be brought in any court of competent jurisdiction in the State of New York, United States of America, and, by execution and delivery of this Agreement, each Borrower accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Each Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to Borrowing Agent at its address set forth in
Section 17.6 and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America, or, at Agent's and/or any Lender's option, by service upon Borrowing Agent which each Borrower irrevocably appoints as such Borrower's Agent for the purpose of accepting service within the State of New York. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Agent or any Lender to bring proceedings against any Borrower in the courts of any other jurisdiction. Each Borrower waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Any judicial proceeding by any Borrower against Agent or any Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the City of New York, State of New York.

         17.2 ENTIRE UNDERSTANDING. (a) This Agreement and the documents executed concurrently herewith contain the entire understanding between each Borrower, Agent and each Lender and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by each Borrower's, Agent's and each Lender's respective officers. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Each Borrower acknowledges that it has been advised by counsel in connection with the execution of this Agreement and Other Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

                  (b) The Required  Lenders,  Agent, with the consent in writing of the Required Lenders, and the Borrowers may, subject to the provisions of this Section 17.2 (b), from time to time enter into written supplemental agreements to this Agreement or the Other Documents executed by the Borrowers, for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of the Lenders, Agent or the Borrowers


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         thereunder  or the  conditions,  provisions or terms thereof or waiving any Event of Default thereunder, but only to the extent specified in such written agreements; PROVIDED, HOWEVER, that no such supplemental agreement shall, without the consent of all Lenders:

                           (i) increase the Commitment Percentage of any Lender;

                           (ii) decrease the fees payable to any Lender under the Fee Letter;

                           (iii) increase the Maximum Loan Amount or the Maximum
                  Capital Expenditure Amount;

                           (iv) extend the  maturity of any Note or the due date
                  for any amount payable hereunder, or decrease the rate of interest or reduce any scheduled principal payment or fee payable by the Borrowers to the Lenders pursuant to this Agreement;

                           (v) alter the definition of the term Required Lenders
                  or alter, amend or modify this Section 17.2(b);

                           (vi) release any Collateral  during any calendar year
                  (other  than  in  accordance   with  the  provisions  of  this
                  Agreement) having an aggregate value in excess of $5,000,000;

                           (vii) change the rights and duties of Agent;

                           (viii) permit any Revolving Advance to be made if after giving effect thereto the total of Revolving Advances outstanding hereunder would exceed the Formula Amount for more than thirty (30) consecutive Business Days or exceed one hundred and ten percent (110%) of the Formula Amount;

                           (ix) increase the Advance Rates above the Advance Rates in effect on the Closing Date.

         Any such supplemental agreement shall apply equally to each Lender and shall be binding upon the Borrowers, the Lenders and Agent and all future holders of the Obligations. In the case of any waiver, the Borrowers, Agent and the Lenders shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right consequent thereon.

                  (c) In the event that Agent requests the consent of a Lender pursuant to this Section 17.2 and such Lender shall not respond or reply to Agent in writing within ten (10) Business Days of delivery of such request, such Lender shall be deemed to have consented to the matter that was the subject of the request. In the event that Agent requests the consent of a Lender pursuant to this Section 17.2 and such consent is denied, then GMAC CF may, at its option, require such Lender to assign its interest in the Advances to GMAC CF or to another Lender or to any other Person designated by Agent (the "Designated Lender"), for a price equal to the then outstanding principal amount thereof plus accrued and unpaid interest and fees due


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


         such Lender, which interest and fees shall be paid when collected from the Borrowers. In the event GMAC CF elects to require any Lender to assign its interest to GMAC CF or to the Designated Lender, GMAC CF will so notify such Lender in writing within forty five (45) days following such Lender's denial, and such Lender will assign its interest to GMAC CF or the Designated Lender no later than five (5) days following receipt of such notice pursuant to a Commitment Transfer Supplement executed by such Lender, GMAC CF or the Designated Lender, as appropriate, and Agent.

Notwithstanding the foregoing, Agent may at its discretion and without the consent of the Required Lenders, voluntarily permit the outstanding Revolving Advances at any time to exceed the Formula Amount by up to one hundred and ten percent (110%) of the Formula Amount for up to thirty (30) consecutive Business Days. For purposes of the preceding sentence, the discretion granted to Agent hereunder shall not preclude involuntary overadvances that may result from time to time due to the fact that the Formula Amount was unintentionally exceeded for any reason, including, but not limited to, Collateral previously deemed to be either "Eligible Accounts" or "Eligible Inventory", as applicable, becomes ineligible, collections of Receivables applied to reduce outstanding Advances are thereafter returned for insufficient funds or overadvances are made to protect or preserve the Collateral. In the event Agent involuntarily permits the outstanding Revolving Advances to exceed the Formula Amount by more than ten percent (10%), Agent shall decrease such excess in as expeditious a manner as is practicable under the circumstances and not inconsistent with the reason for such excess. Revolving Advances made after Agent has determined the existence of involuntary overadvances shall be deemed to be involuntary overadvances and shall be decreased in accordance with the preceding sentence.

         17.3 SUCCESSORS AND ASSIGNS; PARTICIPATIONS; NEW LENDERS.

                  (a) This Agreement shall be binding upon and inure to the benefit of the Borrowers, Agent, each Lender, all future holders of the Obligations and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Agent and each Lender.

                  (b) Each Borrower acknowledges that in the regular course of commercial banking business one or more Lenders may at any time and from time to time sell participating interests in the Advances to other financial institutions (each such transferee or purchaser of a participating interest, a "Transferee"). Each Transferee may exercise all rights of payment (including, without limitation, rights of set-off) with respect to the portion of such Advances held by it or other Obligations payable hereunder as fully as if such Transferee were the direct holder thereof provided that the Borrowers shall not be required to pay to any Transferee more than the amount which it would have been required to pay to the Lender which granted an interest in its Advances or other Obligations payable hereunder to such Transferee had such Lender retained such interest in the Advances hereunder or other Obligations payable hereunder and in no event shall the Borrowers be required to pay any such amount arising from the same circumstances and with respect to the same Advances or other Obligations payable hereunder to both such Lender and such Transferee. Each Borrower hereby grants to any Transferee a continuing security interest in any deposits, moneys or other property actually or constructively held by such Transferee as security for the Transferee's interest in the Advances.


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


                  (c) Any Lender may with the consent of Agent which shall not be unreasonably withheld or delayed sell, assign or transfer all or any part of its rights under this Agreement and the Other Documents (it being acknowledged that such consent shall not be required for sales, transfers and assignments by a Lender to a domestic Affiliate of such Lender) to one or more additional banks or financial institutions and one or more additional banks or financial institutions may commit to make Advances hereunder (each a "Purchasing Lender"), in minimum amounts of not less than $5,000,000, pursuant to a Commitment Transfer Supplement, executed by a Purchasing Lender, the transferor Lender, and Agent and delivered to Agent for recording. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Commitment Transfer Supplement, (i) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder with a Commitment Percentage as set forth therein, and (ii) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement, the Commitment Transfer Supplement creating a novation for that purpose. Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. The Borrowers hereby consent to the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. The Borrowers shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing.

                  (d) Agent shall maintain at its address a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Advances owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Advance recorded therein for the purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice. Agent shall receive a fee in the amount of $3,500 payable by the applicable Purchasing Lender upon the effective date of each transfer or assignment to such Purchasing Lender.

                  (e) The Borrowers authorize each Lender to disclose to any Transferee or Purchasing Lender and any prospective Transferee or Purchasing Lender any and all financial information in such Lender's possession concerning the Borrowers which has been delivered to such Lender by or on behalf of the Borrowers pursuant to this Agreement or in connection with such Lender's credit evaluation of the Borrowers.

                  (f) Each Lender or participant organized under the laws of a jurisdiction outside the United States, and from time to time thereafter if either requested by Borrowing Agent or Agent or upon the obsolescence or expiration of any previously delivered form, shall provide Agent and Borrowing Agent with (i) two (2) original executed copies of a correct and


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


         completed Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that payments to such Lender or participant are not subject to United States federal withholding tax under the Code or under any treaty because such payment is either effectively connected with the conduct by such Lender or participant of a trade or business in the United States or totally exempt from United States federal withholding tax by reason of the application of an income tax treaty to which the United States is a party or such Lender is otherwise exempt,
         (ii) or to the extent permitted by law, as an alternative to form 1001 or 4224, each such Lender or participant may provide Borrowing Agent and Agent with two original executed copies of Internal Revenue Service Form W 8, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from United States federal withholding tax pursuant to Section 871(h) or 881(c) of the Code, together with an annual certificate stating that such Lender or participant is not a "person" described in Section 871(h)(3) or 881(c)(3) of the Code and (iii) a duly completed and executed Internal Revenue Service Form W 8 or W 9, as appropriate, or any successor or other form establishing an exemption from United States federal backup withholding tax. Each such Lender further agrees to complete and deliver to Borrowing Agent, upon its request, such other forms or other documentation as may be appropriate to minimize any withholding tax on payments pursuant to this Agreement under the laws of any other jurisdiction unless such completion and delivery may in any event be disadvantageous for such Lender. For purposes of this subsection (b), the term "United States" shall have the meaning specified in Section 7701 of the Code.

                  (g) At the request of Agent from time to time both before and after the Closing Date, the Borrowers will assist Agent in the syndication of the credit facility provided pursuant to this Agreement and the Other Documents.

         17.4 APPLICATION OF PAYMENTS. Agent shall have the continuing and exclusive right to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations. To the extent that any Borrower makes a payment or Agent or any Lender receives any payment or proceeds of the Collateral for any Borrower's benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Agent or such Lender.

         17.5 INDEMNITY. Each Borrower shall indemnify Agent, each Issuer, each Lender and each of their respective officers, directors, Affiliates, employees and agents from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against Agent, such Issuer or any Lender in any litigation, proceeding or investigation instituted or conducted by any governmental agency or instrumentality or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the Other Documents, whether or not Agent, any Issuer or any Lender is a party thereto, except to the extent that any of the foregoing arises out of the willful misconduct of the party being indemnified.


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


         17.6 NOTICE. Any notice or request hereunder may be given to any Borrower or to Agent or any Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section 17.6. Any notice or request hereunder shall be given by (a) hand delivery, (b) overnight courier, (c) registered or certified mail, return receipt requested, or (d) telecopy to the number set out below (or such other number as may hereafter be specified in a notice designated as a notice of change of address) with electronic confirmation of its receipt. Any notice or other communication required or permitted pursuant to this Agreement shall be deemed given (a) when personally delivered to any officer of the party to whom it is addressed, (b) on the earlier of actual receipt thereof or five (5) days following posting thereof by certified or registered mail, postage prepaid, or (c) upon actual receipt thereof when sent by a recognized overnight delivery service or (d) upon actual receipt thereof when sent by telecopier to the number set forth below with electronic confirmation of its receipt, in each case addressed to each party at its address set forth below or at such other address as has been furnished in writing by a party to the other by like notice:

         (A) If to Agent or to
             GMAC CF as Lender at:          GMAC COMMERCIAL FINANCE LLC
                                            1290 Avenue of the Americas
                                            New York, New York 10104
                                            Attention:        Portfolio Manager
                                            Telephone:        212-884-7000
                                            Telecopier:       212-884-7573

         (B) If to a Lender other than GMAC CF, as specified on the signature pages hereof.

         (C) If to Borrowing Agent or
             any Borrower, at:              TARRANT APPAREL GROUP
                                            3151 East Washington Boulevard
                                            Los Angeles, California 90023
                                            Attention:        Corazon Reyes, CFO
                                            Telephone:        (323) 780-8250
                                            Telecopier:       (323) 881-0334

         17.7 SURVIVAL. The obligations of the Borrowers under Sections 3.7, 3.9, 4.19(h), 14.7 and 17.5 shall survive termination of this Agreement and the Other Documents and payment in full of the Obligations.

         17.8 SEVERABILITY. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

         17.9 EXPENSES. All costs and expenses,  including,  without limitation,
(i) reasonable attorneys' fees and disbursements incurred by Agent, Agent on behalf of the Lenders and the Lenders (a) in all efforts made to enforce payment of any Obligation or effect collection of any Collateral, or (b) in connection with the entering into, modification, amendment, administration


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


and enforcement of this Agreement or any consents or waivers hereunder and all related agreements, documents and instruments, or (c) in instituting, maintaining, preserving, enforcing and foreclosing on Agent's security interest in or Lien on any of the Collateral, whether through judicial proceedings or otherwise, or (d) in defending or prosecuting any actions or proceedings arising out of or relating to Agent's or any Lender's transactions with any Borrower, or
(e) in connection with any advice given to Agent or any Lender with respect to its rights and obligations under this Agreement and all related agreements, and
(ii) reasonable fees and disbursements incurred by Agent or Agent on behalf of the Lenders in connection with any appraisals of Inventory or other Collateral, field examinations, collateral analysis or monitoring or other business analysis conducted by outside Persons in connection with this Agreement and all related agreements, may be charged to the Borrowers' Account and shall be part of the Obligations.

         17.10 INJUNCTIVE RELIEF. Each Borrower recognizes that, in the event any Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to the Lenders; therefore, Agent, if Agent so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.

         17.11 CONSEQUENTIAL DAMAGES. None of Agent, any Issuer, any Lender, nor any agent or attorney for any of them, shall be liable to any Borrower for consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations.

         17.12 CAPTIONS. The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

         17.13 COUNTERPARTS; TELECOPIED SIGNATURES. This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission or other electronic method of transmission shall be deemed to be an original signature hereto.

         17.14 CONSTRUCTION. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

         17.15 CONFIDENTIALITY; SHARING INFORMATION. (a) Agent, each Lender and each Transferee shall hold all non-public information obtained by Agent, such Lender or such Transferee pursuant to the requirements of this Agreement in accordance with Agent's, such Lender's and such Transferee's customary procedures for handling confidential information of this nature; PROVIDED, HOWEVER, that Agent, each Lender and each Transferee may disclose such confidential information (a) to its examiners, affiliates, outside auditors, counsel and other professional advisors, (b) to Agent, any Lender or to any prospective Transferees and Purchasing Lenders, and (c) as required or requested by any Governmental Body or representative thereof or pursuant to legal process; provided, FURTHER, that (i) unless specifically prohibited by applicable


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


law or court order, Agent, each Lender and each Transferee shall use reasonable efforts prior to disclosure thereof, to notify Borrowing Agent of the applicable request for disclosure of such non-public information (A) by a Governmental Body or representative thereof (other than any such request in connection with an examination of the financial condition of a Lender or a Transferee by such Governmental Body) or (B) pursuant to legal process and (ii) in no event shall Agent, any Lender or any Transferee be obligated to return any materials furnished by any Borrower other than those documents and instruments in possession of Agent or any Lender in order to perfect its Lien on the Collateral once the Obligations have been paid in full and this Agreement has been terminated. (b) Each Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to such Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and each Borrower hereby authorizes each Lender to share any information delivered to such Lender by such Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such Subsidiary or Affiliate of such Lender, it being understood that any such Subsidiary or Affiliate of any Lender receiving such information shall be bound by the provision of this
Section 17.15 as if it were a Lender hereunder. Such authorization shall survive the repayment of the Obligations and the termination of this Agreement.

         17.16 PUBLICITY. Each Borrower hereby authorizes Agent to make appropriate announcements of the financial arrangement entered into among the Borrowers, Agent and the Lenders, including, without limitation, announcements which are commonly known as tombstones, in such publications and to such selected parties as Agent shall in its sole and absolute discretion deem appropriate.


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


XVIII. RELEASE. Each Borrower for itself and its successors and assigns does hereby remise, release, discharge and hold Agent, GMAC CF and the other Lenders, their respective officers, directors, agents and employees and their respective predecessors, successors and assigns harmless from all claims, demands, debts, sums of money, accounts, damages, judgments, financial obligations, actions, causes of action, suits at law or in equity, of any kind or nature whatsoever, whether or not now existing or known, which any Borrower or its respective successors or assigns has had or may now or hereafter claim to have against Agent, GMAC CF or any other Lenders or their respective officers, directors, agents and employees and their respective predecessors, successors and assigns in any way arising from or connected with the Existing Agreement or the arrangements set forth therein or transactions thereunder up to and including the date hereof.

XIX. INTERCREDITOR AGREEMENT; CONFLICTS. The terms and conditions of this Agreement are subject to the terms and conditions of the Intercreditor Agreement in all respects, including, without limitation, with respect to Lien priorities and the application of payments and proceeds. If any term or provision of this Agreement conflicts with any term or provision of the Intercreditor Agreement, the term or provision of the Intercreditor Agreement shall control.





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


         Each of the parties has signed this Agreement as of the day and year first above written.


                              TARRANT APPAREL GROUP,
                              as a Borrower and as Borrowing Agent

                              By:      /S/ GERARD GUEZ
                                       -----------------------------------
                              Name:    GERARD GUEZ
                                       -----------------------------------
                              Title:   CHIEF EXECUTIVE OFFICER
                              Address: 3151 East Washington Boulevard
                                       Los Angeles, California 90023


                              FASHION RESOURCE (TCL), INC.,
                              as a Borrower

                              By:      /S/ GERARD GUEZ
                                       -----------------------------------
                              Name:    GERARD GUEZ
                                       -----------------------------------
                              Title:   CHIEF EXECUTIVE OFFICER
                              Address: 3151 East Washington Boulevard
                                       Los Angeles, California 90023


                              TAG MEX, INC.,
                              as a Borrower

                              By:      /S/ GERARD GUEZ
                                       -----------------------------------
                              Name:    GERARD GUEZ
                                       -----------------------------------
                              Title:   CHIEF EXECUTIVE OFFICER
                              Address: 3151 East Washington Boulevard
                                       Los Angeles, California 90023


                              UNITED APPAREL VENTURES, LLC,
                              as a Borrower

                              By:      /S/ GERARD GUEZ
                                       -----------------------------------
                              Name:    GERARD GUEZ
                                       -----------------------------------
                              Title:   MANAGER
                                       -----------------------------------
                              Address: 3151 East Washington Boulevard
                                       Los Angeles, California 90023


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                                       81

                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]


                              PRIVATE BRANDS, INC.,
                              as a Borrower

                              By:      /S/ GERARD GUEZ
                                       -----------------------------------
                              Name:    GERARD GUEZ
                                       -----------------------------------
                              Title:   CHIEF EXECUTIVE OFFICER
                              Address: 3151 East Washington Boulevard
                                       Los Angeles, California 90023


                              NO! JEANS, INC.,
                              as a Borrower

                              By:      /S/ GERARD GUEZ
                                       -----------------------------------
                              Name:    GERARD GUEZ
                                       -----------------------------------
                              Title:   CHIEF EXECUTIVE OFFICER
                              Address: 3151 East Washington Boulevard
                                       Los Angeles, California 90023


                              GMAC COMMERCIAL FINANCE LLC,
                              as a Lender and as Agent

                              By:      /S/ FRANK TORCHEN
                                       -----------------------------------
                              Name:    FRANK TORCHEN
                                       -----------------------------------
                              Title:   EXECUTIVE VICE PRESIDENT
                              Address: 1290 Avenue of the Americas
                                       New York, New York 10104

                              Commitment Percentage:                      77.27%
                              Commitment Amount:                     $42,500,000


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


                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]


                              UPS CAPITAL CORPORATION,
                              as a Lender

                              By:      /S/ JOHN P. HOLLOWAY
                                       -----------------------------------
                              Name:    JOHN P. HOLLOWAY
                                       -----------------------------------
                              Title:   DIRECTOR OF PORTFOLIO MANAGEMENT
                              Address: 35 Glenlake Parking NE
                                        Atlanta, Georgia 30328
                                        Attention:  John Holloway

                              Commitment Percentage:                      22.73%
                              Commitment Amount:                     $12,500,000


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